Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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☐    Soliciting Material Pursuant to Section 24 0.14a-12

RLI CORP.
...................................................................................................................................................................................

(Name of Registrant as Specified In Its Charter)

...................................................................................................................................................................................

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RLI CORP. NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

9025 N. LINDBERGH DRIVE • PEORIA, IL 61615
PHONE: 309-692-1000 • FAX: 309-692-1068 WWW.RLICORP.COM

RLI Corp.

9025 North Lindbergh Drive

Peoria, Illinois 61615

March 21, 2019

Dear Fellow Shareholders:

Please consider this letter your personal invitation to attend the 2019 RLI Corp. Annual Shareholders Meeting. It will be held at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois 61614, on May 2, 2019, at 2 p.m. CDT.

Business scheduled to be considered at the meeting includes the election of directors, an advisory vote on our executive compensation, and ratification of KPMG LLP as our independent registered public accounting firm for the current year. In addition, we will review significant events of 2018 and their impact on you and your Company.

Again, this year we are furnishing our proxy materials via the Internet. Shareholders will receive a mailed notice card with instructions on how to view our proxy materials over the Internet and other information.

Thank you for your interest in RLI as well as your confidence in, and support of, our future.

Sincerely,

Jonathan E. Michael

Chairman & Chief Executive Officer

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

Notice of Annual Meeting of Shareholders

May 2, 2019

To the Shareholders of RLI Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RLI Corp. (“Company”) will be held at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois 61614, on Thursday, May 2, 2019, at 2 p.m. Central Daylight Time for the following purposes:

1.	to elect as directors the twelve (12) nominees named in the attached proxy for a one-year term expiring at the 2020 Annual Meeting of Shareholders;
2.	to hold an advisory vote on executive compensation (the “Say-on-Pay” vote);
3.	to ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the current year; and
4.	to transact such other business as may properly be brought before the meeting.

Only holders of Common Stock of the Company of record at the close of business on March 4, 2019, are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Jeffrey D. Fick
Sr. Vice President, Chief Legal Officer

Peoria, Illinois

March 21, 2019

It is important, regardless of the number of shares you hold, that you personally be present or be represented by proxy at the Annual Meeting. Even if you expect to attend, it is important that you submit your proxy by any method described below:

•	By Internet: by submitting your proxy over the Internet in accordance with the instructions provided on your proxy card or Notice of Internet Availability of Proxy Materials;
•	By Phone: by submitting your proxy by telephone, toll-free, in accordance with the instructions provided on your proxy card, or
•	By Mail: if you received your proxy card by mail, by completing the proxy card and signing, dating and returning it as promptly as possible.

You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date or voting by telephone or over the Internet at a later date. If you attend the Annual Meeting and desire to vote in person, your proxy may be withdrawn upon request.

RLI Corp. 2019 Proxy Statement    |    1

2    |    RLI Corp. 2018 Proxy Statement

Proxy Summary

This Proxy Statement Summary (“Summary”) highlights information contained elsewhere in this Proxy Statement.  This Summary does not contain all of the information you should consider, so please read the entire Proxy Statement carefully before voting.  For more information regarding our 2018 performance, please review the Annual Report on Form 10-K for the year ended December 31, 2018, a copy of which is available at the Investors section of our website at www.rlicorp.com.

MATTERS TO BE VOTED ON:

The following is a summary of the proposals to be voted on at the Annual Meeting and the Board’s voting recommendations with respect to each proposal:

	Board
	Recommendation	Page
PROPOSAL 1: Election of Directors	FOR	9
PROPOSAL 2: Non-Binding, Advisory Vote Regarding the Compensation of the Company’s Named Executive Officers	FOR	17
PROPOSAL 3: Ratification of the selection of Independent Registered Public Accounting Firm	FOR	18

CORPORATE GOVERNANCE HIGHLIGHTS:

•	Annual Election of directors
•	10 of our 12 director nominees are independent
•	Five new independent directors in the last three years
•	Comprehensive and updated Code of Conduct that applies to all employees and directors
•	Executive sessions of independent directors conducted at regularly scheduled board meeting
•	Lead Independent Director position empowered with broad responsibilities and significant governance duties
•	Oversight of executive succession planning by the Executive Resources Committee of the Board
•	Directors elected by majority vote
•	Regular Board, Committee, and Director Evaluations
•	Ethics and corporate compliance program and hotline
•	Stock ownership guidelines for Directors and Officers

RLI Corp. 2019 Proxy Statement    |    3

2018 FINANCIAL HIGHLIGHTS:

Gross Premiums Written (in millions) $983.2 Compared to $885.3 million in the previous year	Operating Earnings (in millions) (non-GAAP) $92.1 Generated a 10.8% Operating Return on Equity
Combined Ratio (non-GAAP) 94.7 23rd consecutive year below 100	Net Cash Flow from Operations (in millions) $217.1 Highest in Company history
Regular Dividend / Special Dividend $0.87 / $1.00 43 years of paying and increasing regular dividends	Book Value per Share $18.13 3% increase year over year, inclusive of dividends

FINANCIAL STRENGTH:

(Superior)	(Strong)
A.M. Best A+ (Superior)	Standard & Poor’s A+ (Strong)
Moody’s A2 (Good)	Ward’s 50® Top P&C Performer 28 Consecutive Years

4    |    RLI Corp. 2019 Proxy Statement

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

PROXY STATEMENT

Annual Meeting of Shareholders to be held May 2, 2019

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of RLI Corp., a Delaware corporation (“Company”), in connection with the solicitation, by the Board of Directors of the Company (“Board” or “Board of Directors”), of proxies to be used at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at 2 p.m. Central Daylight Time on Thursday, May 2, 2019, at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois, 61614, and at any adjournments of the Annual Meeting.

This year, we are pleased to again be taking advantage of a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) instead of a paper copy of the proxy materials. The E-Proxy Notice contains instructions that will enable shareholders receiving the E-Proxy Notice to access these materials over the Internet and, if so desired, to request a paper copy of these proxy materials by mail. Shareholders who do not receive the E-Proxy Notice will receive a paper copy of the proxy materials by mail. The Company intends to mail the E-Proxy Notice to shareholders on or about March 21, 2019.

VOTING

Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number of our voting shares be represented at the Annual Meeting by proxy to achieve a quorum. Pursuant to the Company’s Bylaws, at least a majority in voting power of the stock issued and outstanding and entitled to vote must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares. Even if you expect to attend, it is important that you vote your shares by submitting your proxy in advance.

Whether you hold your shares directly as the shareholder of record or through a broker, trustee, or other nominee (“in street name”), you may vote by proxy without attending the Annual Meeting in three different ways:

•

Internet: Shareholders may submit their proxy over the Internet by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy over the Internet.

•

Telephone: Shareholders may submit their proxy by telephone, toll-free, by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy by telephone.

•

Mail: Shareholders who receive a paper copy of a proxy card by mail may submit their proxy by signing, dating and returning the proxy card as promptly as possible in the envelope enclosed for that purpose.

Shareholders can save the Company expense by submitting their proxy by telephone or over the Internet. If you submit your proxy by telephone or over the Internet, you do not need to also submit a proxy card, although you may do so as one method of changing your vote as described below. The method of voting will not limit a shareholder’s right to attend the Annual Meeting.

RLI Corp. 2019 Proxy Statement    |    5

Each proxy will be voted in accordance with the shareholder’s specifications. If you return a signed proxy card without providing voting instructions or do not designate a voting preference when using the other methods, your shares will be voted as recommended by the Board of Directors. All proxies delivered pursuant to this solicitation are revocable at any time prior to the meeting at the option of the shareholder either by giving written notice to the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or by timely delivery of a properly completed proxy, whether by proxy card or by Internet or telephone vote, bearing a later date, or by voting in person at the Annual Meeting. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

Assuming the presence, in person or by proxy, of a quorum, the election of directors (Proposal One) requires the affirmative vote of a majority of the votes cast. With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Votes withheld are deemed present at the meeting and thus will be counted for quorum purposes and have the effect of a vote against the director.

The “Say-on-Pay” vote (Proposal Two) is advisory (not binding) in nature so there is no specified voting requirement for approval. However, the Board of Directors will consider that the shareholders have approved executive compensation on an advisory basis if this agenda item receives the affirmative vote of a majority of the votes cast (in person or by proxy).

Assuming the presence, in person or by proxy, of a quorum, the proposal to ratify the selection of KPMG as the Company’s independent accounting firm (Proposal Three) requires the affirmative vote of a majority of the votes cast. Shareholders may vote “For,” “Against” or “Abstain” on this proposal. Abstentions are deemed present at the meeting, and thus will be counted for quorum purposes, but will have the same effect as a vote against the matter set forth in Proposal Three.

Brokers who hold shares for the accounts of their clients “in street name” may vote such shares either as directed by their clients or at their own discretion if permitted by the New York Stock Exchange (“NYSE”) and other organizations of which they are members. If an executed proxy is returned by a broker on behalf of its client that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a “broker non-vote”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but are not considered entitled to vote on that matter. Therefore, broker non-votes will not have any effect on any of the proposals being voted upon at the meeting. If your broker holds your shares “in street name” and you do not instruct your broker how to vote, your broker will have discretion to vote your shares on routine matters, such as Proposal Three, the ratification of the selection of the Company’s independent public accounting firm.

Your broker will not, however, have discretion to vote on non-routine matters absent direction from you. Among other matters, brokers are not entitled to use their discretion to vote uninstructed proxies in director elections or executive compensation matters. As a result, your broker will not be able to vote your shares on Proposals One and Two without your direction. Therefore, it is important that you provide your broker with voting instructions on all proposals. If your shares are held by your broker “in street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted. Please complete the form and return it as instructed by the broker or agent.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on March 4, 2019, the record date, shall be entitled to vote at the 2019 Annual Meeting. As of the record date, the Company had 44,531,323  shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2019 Annual Meeting.

6    |    RLI Corp. 2019 Proxy Statement

PROXY SOLICITATION

The Company will bear the cost of proxy solicitation. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by directors, officers or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the SEC and the NYSE, the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s Common Stock and obtaining their proxies or voting instructions.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT TO SHAREHOLDERS

This Notice of Annual Meeting of Shareholders and Proxy Statement and the Company’s 2018 Annual Report to Shareholders are available on the Company’s website at www.rlicorp.com and at www.proxyvote.com.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

PRINCIPAL SHAREHOLDERS

Following are the persons or entities known to the Company who beneficially own more than 5 percent of the Company’s Common Stock as of December 31, 2018 noted:

Name and Address	Number of Shares	Percent of Outstanding
of Beneficial Owner	Beneficially Owned	Common Stock
BlackRock, Inc.(1)	5,666,439	12.70%
55 East 52nd Street
New York, New York 10055

State Street Corporation(2)	5,448,023	12.20%
State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111

The Vanguard Group, Inc. (3)	4,736,442	10.64%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

(1)

The information shown is based solely on a Schedule 13G dated January 31, 2019, filed with the SEC by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G, as of December 31, 2018,  BlackRock is the beneficial owner of 5,666,439 shares, has no shared voting or shared dispositive power with respect to the shares, and has sole voting with respect to 5,582,054 shares and sole dispositive power with respect to 5,666,439 shares.

(2)

The information shown is based solely on a Schedule 13G dated February 11, 2019, filed with the SEC by State Street Corporation (“State Street”). According to the Schedule 13G, State Street Bank and Trust Company (“Trustee”), a subsidiary of State Street, in its capacity as trustee of the Company’s Employee Stock Ownership Plan (“ESOP”), held 2,999,265 shares on behalf of participants in such plan. State Street further disclosed no sole voting or sole dispositive power with respect to the shares, shared voting with respect to 5,249,033 shares and shared dispositive power with respect to 5,448,023 shares. Each ESOP participant or beneficiary may direct the Trustee as to the manner in which the shares allocated to each participant under the ESOP are to be voted. The Trustee has sole voting power with respect to all unallocated shares and sole investment power as to all allocated and unallocated shares. With respect to allocated

RLI Corp. 2019 Proxy Statement    |    7

shares for which no votes are received, the Trustee will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received.

(3)

The information shown is based solely on a Schedule 13G dated February 11, 2019, filed with the SEC by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard is the beneficial owner of 4,736,442 shares, and has sole voting with respect to 73,672 shares, sole dispositive power with respect to 4,660,777 shares, shared voting power with respect to 5,208 shares and shared dispositive power with respect to 75,665 shares.

DIRECTORS AND OFFICERS

The following is information regarding beneficial ownership of the Company’s Common Stock by each director and named executive officer (whose compensation is disclosed in this Proxy Statement), and the directors and executive officers of the Company as a group, as of December 31, 2018.

Name of Individual or	Number of Shares	Percent of Outstanding
Number of Persons in Group	Beneficially Owned(1)	Common Stock
Kaj Ahlmann(2)	8,803	*
Michael E. Angelina (2)	12,807	*
John T. Baily (2) (3)	73,765	*
Thomas L. Brown(4) (5) (6)	74,806	*
Calvin G. Butler, Jr. (2)	4,031	*
David B. Duclos (2)	3,255	*
Jeffrey D. Fick (4) (6)	70,410	*
Susan S. Fleming	1,315	*
Jordan W. Graham (2)	49,964	*
Craig W. Kliethermes (4) (5) (6)	143,830	*
Jennifer L. Klobnak (4) (6)	54,386	*
Jonathan E. Michael (4) (5) (6) (7)	1,278,174	2.9%
Robert P. Restrepo, Jr.	9,000	*
Debbie S. Roberts (2)	191	*
James J. Scanlan (2)	9,500	*
Michael J. Stone (5) (8) (9)	351,733	*

Directors and executive officers as a group (18 persons) (4) (5) (6)	2,240,700	5.01%

*Less than 1% of Class.

(1)	Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares reported.

(2)

Includes shares held by a bank trustee under an irrevocable trust established by the Company with respect to the RLI Corp. Nonemployee Director Deferred Compensation Plan (“Director Deferred Plan”) for the benefit of the following: Mr. Ahlmann 8,794 shares; Mr. Angelina 4,613 shares; Mr. Baily 38,665 shares; Mr. Butler 4,031 shares, Mr. Duclos 1,314 shares; Mr. Graham 44,969 shares; Ms. Roberts 191 shares; and Mr. Scanlan 3,042 shares. Each participating director has no voting or investment power with respect to such shares.

(3)	Includes 6,000 shares held by Mr. Baily’s spouse.

(4)

Includes shares allocated to the named persons under the ESOP with respect to which such persons have sole voting power and no investment power. As of January 1, 2019, the following shares were allocated under the ESOP: Mr. Brown 3,072 shares; Mr. Fick 11,200 shares; Mr. Kliethermes 11,895 shares; Ms. Klobnak 16,118; and Mr. Michael

8    |    RLI Corp. 2019 Proxy Statement

248,238 shares. During 2018, Messrs. Fick, Kliethermes and Michael and Ms. Klobnak were eligible to elect to diversify their respective ESOP shares.

(5)

Includes shares allocated to the named persons which shares are held by a bank trustee under an irrevocable trust established by the Company with respect to the RLI Corp. Executive Deferred Compensation Plan (“Deferred Plan”) for the benefit of the following: Mr. Brown 7,320 shares; Mr. Kliethermes 19,285 shares; Mr. Michael 53,971 shares; and Mr. Stone 29,089 shares. Each participant has no voting or investment power with respect to such shares.

(6)

Includes shares that may be acquired by the named persons within 60 days after December 31, 2018, under the LTIPs (as described herein), upon the exercise of outstanding stock options as follows: Mr. Brown 15,600 shares; Mr. Fick 7,600 shares; Mr. Kliethermes 20,400 shares; Ms. Klobnak 23,800 shares; and Mr. Michael 82,000 shares.

(7)

Includes 133,732 shares allocated under the Key Plan, over which Mr. Michael has no voting or investment power; and 37,148 shares owned by the Jonathan E. Michael Family Trusts, over which Mr. Michael, as Trustee, has sole voting and sole investment power.

(8)	Includes 1,280 shares held by Mr. Stone’s wife, as Custodian — UTMA-FL, as to which Mr. Stone disclaims any beneficial interest.

(9)	Includes 21,978 shares owned by the Michael J. Stone Grantor Retained Annuity Trusts, over which Mr. Stone, as Trustee, has sole voting and sole investment power.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors, executive officers and beneficial owners of more than 10 percent of the Common Stock of the Company to file with the SEC certain reports regarding their ownership of Common Stock or any changes in such ownership.

Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2018,  the reporting persons have complied with all filing requirements of Section 16(a).

PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

At this year’s Annual Meeting, all (12) directors are to be elected, each to hold office for a one-year term expiring at the 2020 Annual Meeting unless that director dies, resigns or is removed prior to that time. Unless otherwise instructed, the shares represented by a signed proxy card will be voted for the election of each of the 12 nominees named below. The affirmative vote of a majority of the votes cast is required for the election of directors. Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting. Shares may be voted for, or withheld from, each nominee. Cumulative voting for the directors is not permitted under the Company’s Amended and Restated Certificate of Incorporation.

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NOMINEES

Dr. Susan S. Fleming, Ms. Debbie S. Roberts and Messrs. Kaj Ahlmann, Michael E. Angelina, John T. Baily, Calvin G. Butler, Jr., David B. Duclos, Jordan W. Graham, Jonathan E. Michael, Robert P. Restrepo, Jr., James J. Scanlan, and Michael J. Stone, each a current director, are standing for election. Each is nominated to serve for a one-year term expiring in 2020.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies and recommended by the Board, unless the Board should determine to reduce the number of directors pursuant to the Company’s By-Laws or allow the vacancy to stay open until a replacement is designated by the Board.

The Board of Directors recommends that the shareholders vote “FOR” the election of all 12 nominees listed below.

Kaj Ahlmann

BACKGROUND

Mr. Ahlmann retired after serving from October 2009 through December 2016 as Global Head, Strategic Services and Chair, Advisory Board of Deutsche Bank after having provided independent services to the Council of Global Insurance Asset Management, Deutsche Asset Management, since 2006. From 2001 to 2003, Mr. Ahlmann was the Chairman and CEO of inreon, a global electronic reinsurance venture created by Munich Re, Swiss Re, Internet Capital Group and Accenture. He was Vice Chairman and Executive Officer of E.W. Blanch Holdings, Inc., a provider of integrated risk management and distribution services, from 1999 to 2001. Prior to that, from 1993 to 1999, he was Chairman, President and CEO of Employers Reinsurance Corporation, a global reinsurance company and served as a director of the parent organization, GE Capital Services.  Mr. Ahlmann, with his family, owns and operates the Six Sigma Ranch & Winery in Lower Lake, California, which produces artisanal wines for retail distribution.

Age: 68
Director since: 2009
Independent Director
Committees:

QUALIFICATIONS

Mr. Ahlmann has broad global reinsurance and insurance expertise and executive management experience.  He brings over 40 years of experience with various companies related to the reinsurance and insurance industries and asset management.  He has a Bachelor’s degree in Mathematics and a Master’s degree in Mathematical Statistics and Probability and Actuarial Science, both from the University of Copenhagen.

● Audit
● Nominating/Corporate Governance

OTHER COMPANY BOARD SERVICE

Mr. Ahlmann served on the boards of Erie Indemnity Company, Erie Insurance Group from 2003 to 2008 and SCPIE Holdings, Inc., from 2006 to 2008.  Mr. Ahlmann currently serves as Senior Advisor to the insurance sector for Arena Investors, LP, on the board of the American Institute for CPCU (Chartered Property and Casualty Underwriter) and the Advisory Boards of Six Sigma Academy and Insurance Thought Leadership, Inc.

10    |    RLI Corp. 2019 Proxy Statement

Michael E. Angelina
Age: 52

BACKGROUND

Mr. Angelina is the Executive Director of the Maguire Academy of Insurance and Risk Management at Saint Joseph’s University since April 2012. He leads the Risk Management and Insurance program within the Haub School of Business and coordinates the Maguire Academy activities. From June 2005 to April 2012, Mr. Angelina was the Chief Risk Officer and Chief Actuary for Endurance Specialty Holdings, Ltd., where he was a functional leader of pricing, reserving and risk management and the leader of the Enterprise Risk Management Initiative. From January 2000 to June 2005, Mr. Angelina was the Managing Principal of Tillinghast-Towers Perrin where he led the Philadelphia office and co-led the Tillinghast Asbestos practice.

Director since: 2013
Independent Director
Committees:

QUALIFICATIONS

Mr. Angelina has significant insurance industry experience including his extensive risk management background. Mr. Angelina has a Bachelor’s degree in Mathematics from Drexel University.

● Audit
● Strategy

OTHER COMPANY BOARD SERVICE

Mr. Angelina serves as Chairman of the Board on the Board of Directors for Hagerty Insurance Group, a Board Member of QBE Equator Reinsurances Limited, and a member of American Academy of Actuaries Committee on Property & Liability Financial Reporting and former Chair of AAA Casualty

John T. Baily
Age: 75

BACKGROUND

Mr. Baily retired after serving as President of Swiss Re Capital Partners from 1999 through 2002. In this role, he was involved in investments and acquisitions in the insurance industry. He was previously the National Insurance Industry Chairman and Partner of the accounting firm of Coopers & Lybrand LLP (C&L) (now known as PricewaterhouseCoopers LLP) retiring in 1999 after 33 years, 23 years of which he was a partner. He served as Chairman of the C&L insurance practice for 13 years, where he was responsible for all of the firm’s services to the insurance industry (including audit, tax, actuarial, management consulting). He was also a member of C&L’s governing body, the U.S. Board of Partners.

Director since: 2003
Independent; Lead Director
Committees:

QUALIFICATIONS

Mr. Baily has extensive knowledge in accounting and auditing in the insurance and reinsurance industries and brings to the Board in-depth experience of insurance accounting and insurance auditing.  His service on other public company boards allow for him to provide the Board with a variety of perspectives on corporate governance issues. He has a Bachelor’s degree in Economics from Albright College and an MBA from the University of Chicago.

● Nominating/Corporate Governance
● Finance & Investment

OTHER COMPANY BOARD SERVICE

Mr. Baily serves on the boards of Endurance U.S. Holdings Corp., Golub Capital BDC, Inc., and its affiliates. He previously served on the boards of Endurance Specialty Holdings, Ltd., Erie Indemnity Company, NYMagic, Inc. and CIFG Holdings, Ltd.

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Calvin G. Butler, Jr.
Age: 49

BACKGROUND

Mr. Butler has been the CEO of Baltimore Gas and Electric Company (BGE), an Exelon Corp. company, since March 2014. In February 2008, Mr. Butler joined Exelon and has held various managerial positions through the current date. The positions included VP, State Legislation & Government Affairs; SVP, External Affairs LCS State Legislation & Government Affairs; SVP, ComEd Corporate Affairs; SVP, Human Resources, Exelon Corp.; SVP, Corporate Affairs; SVP, Regulatory & External Affairs. From 1999 to January 2008, Mr. Butler held leadership positions with RR Donnelly, including vice president of manufacturing, senior director of government affairs, and senior vice president of external affairs. Mr. Butler worked from 1994 to 1999 at CILCORP. (Central Illinois Light Company) in its government affairs, legal and strategy departments.

Director since: 2016
Independent Director
Committees:

QUALIFICATIONS

Mr. Butler has extensive executive management experience, together with his regulatory, external affairs, customer service and innovation and technology expertise allows him to provide valuable perspectives and insights on a variety of topics to the Board. He has a Bachelor’s degree in Public Relations from Bradley University, and received his Law degree from Washington University School of Law in St. Louis.

● Audit
● Nominating/Corporate Governance

OTHER COMPANY BOARD SERVICE

Mr. Butler currently is board chair, Bradley University Board of Trustees; director, University of Maryland Medical Center; director, PNC Funds.  In addition, Mr. Butler serves on the Board of Directors of several civil and charitable organizations in and around the Baltimore area.

David B. Duclos

BACKGROUND

Mr. Duclos retired as CEO of QBE, North America in July 2016, which position he was appointed in April 2013. He currently is serving as a Non-Executive Director on the QBE Equator Reinsurances Limited and Blue Ocean Limited Boards. He retired December 2012 from XL Group, having served as Chief Executive of XL Insurance from January 2008 through December 2011.  Mr. Duclos joined XL in October 2003 and served in several senior level underwriting and field operations roles, including running XL’s global specialty business.  From September 1999 through July 2003, Mr. Duclos was the President, Small Business Group of Kemper Insurance Company. Mr. Duclos was employed at Cigna Corporation from July 1979 through July 1999 in various underwriting and managerial positions. The positions included Branch Underwriting, Marketing Manager, Branch Executive, AVP-Field Operations, Region President and Specialty Business Leader.  He previously served as a Director of RLI Corp. from August 16, 2012 until February 26, 2013.

Age: 61
Director since: 2017
Independent Director
Committees:

QUALIFICATIONS

Mr. Duclos brings 40 years of experience with various companies related to the insurance and reinsurance industries. Mr. Duclos has broad global reinsurance and insurance expertise, and executive management experience.  Mr. Duclos has a Bachelor’s degree in Business Administration from Eastern Illinois University and is a graduate of the Advanced Insurance Executive Education Program at the Wharton School of the University of Pennsylvania.

● Executive Resources
● Finance & Investment

OTHER COMPANY BOARD SERVICE

Mr. Duclos serves as the non-executive Chairman of Lloyd’s Global Network, an advisory Board of Lloyd’s of London, a director of Maguire Academy of Insurance and Risk Management at Saint Joseph’s University, and member of the board of AAIS.  He is a former director of QBE Latin American Insurance Holdings Limited, formerly known as QBE Emerging Markets Holdings Limited.

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Susan S. Fleming

BACKGROUND

Dr. Fleming is an executive educator, speaker and angel investor.  From 2009 through 2018, she served as a Senior Lecturer of management and entrepreneurship at the School of Hotel Administration and the Johnson Graduate School of Management of Cornell University. From 2004 through 2009, she pursued a Masters and PhD from Cornell University. From 1998 until December 2003, she was Partner and Principal of Capital Z Financial Services Partners, a private equity fund focused on the financial services industry. From 1994 until December 2003 she served as Vice President, Insurance Partners Advisors, L.P., a private equity fund focused on the insurance and healthcare industries.  From 1992 until 1994 she was an analyst with Morgan Stanley & Co.

Age: 48
Director since: 2018
Independent Director
Committees:

QUALIFICATIONS

With her years of experience in private equity, investment banking, and education, Dr. Fleming brings to our board expertise in financial services, corporate finance, mergers and acquisitions, and organizational leadership. Dr. Fleming holds a Bachelor’s Degree in Economics and Asian Studies from the University of Virginia and a Master’s Degree and PhD in Management and Organizations from Cornell University.

● Nominating/Corporate Governance
● Finance & Investment

OTHER COMPANY BOARD SERVICE

Dr. Fleming currently serves as a director for Virtus Investment Partners, Inc., a trustee at The Paleontological Research Institution, and is a member of the investment committee of the Tompkins Cortland Community College Foundation.  She was formerly a director of Endurance Specialty Holdings, Ltd., Quanta Capital Holdings, Ltd., Ceres Group, Inc., PXRE Group, Ltd., and Universal American Financial Group, Inc.

Jordan W. Graham

BACKGROUND

Mr. Graham has been Managing Director with Quotient Partners since May 2011, providing business strategy and merger/acquisition advisory services to financial services, digital media, internet and information services companies. From 2010 to 2011, he served as President of FICO Consumer Services and Executive Vice President of Credit Scoring and Predictive Analytics at Fair Isaac, Inc., the leading provider of credit, analytics, and decision management technologies. From 2007 to 2010, Mr. Graham was Managing Director and Head of North America Business Development for the Global Transaction Services (GTS) Division of Citigroup responsible for strategic planning, global partnerships and acquisitions. For the preceding two years, he was retained as a full-time consultant to the CEO of Citigroup GTS and provided strategy and acquisition advisory services. From 1998 to 2004, he was an executive with Cisco Systems, serving as Vice President of the Internet Business Solutions Group, Services Industries Strategy Consulting, leading internet business strategy consulting practices for the financial services, healthcare, energy and media/entertainment industries globally. Previously he was Managing Director and Global Head of Cisco’s Financial Services Industry Consulting Practice providing internet business strategy services to CXO level executives in Global 500 insurance, banking and securities firms. He has also been the CEO of two successful venture capital-backed businesses, a financial services technology company and an internet cloud-based solutions provider.

Age: 58
Director since: 2004
Independent Director

RLI Corp. 2019 Proxy Statement    |    13

Committees:

QUALIFICATIONS

Mr. Graham has strong financial services, strategy, merger/acquisition and advisory experience as well as deep information technology and internet background.  He has over 30 years of experience working both in and providing information technology based products and services to the financial services industry globally.  Mr. Graham has a Bachelor’s degree in Business Entrepreneurship from the University of Southern California.

● Executive Resources
● Finance & Investment

OTHER COMPANY BOARD SERVICE

Mr. Graham was previously a board director and member of the Investment Committee for Securitas Capital, a SwissRe and Credit Suisse backed private equity fund investing in insurance and risk related ventures. Mr. Graham currently serves on the board of Yiftee, Inc.

Jonathan E. Michael

BACKGROUND

Mr. Michael has been Chairman of the Board since May 5, 2011 and President & CEO of the Company since January 1, 2001. He was elected Chairman of the Board & CEO of the Company’s principal insurance subsidiaries January 1, 2002. Mr. Michael joined the Company in 1982. Additionally, as Executive Vice President he was responsible for running the Company’s insurance operations for several years before becoming Chief Operating Officer in 1994. Prior to 1982, Mr. Michael was associated with Coopers & Lybrand LLP.

Age: 65
Director since: 1997
Management Director
Committees:

QUALIFICATIONS

Mr. Michael has over 36 years of experience with the Company and has held various managerial and executive officer positions.  He has a Bachelor’s degree in Business Administration from Ohio Dominican College.

● Board Chairman

OTHER COMPANY BOARD SERVICE

He serves on the Board of Directors of investment management software maker SS&C Technologies Holdings, Inc., sunglass manufacturer Maui Jim, Inc., and business analytic technology firm TADA Cognitive Solutions, LLC. He is currently a member of the OSF St. Francis Medical Center Community Advisory Board, a member of the Bradley University Board of Trustees, and the Chairman of Easterseals Central Illinois. He is a member and Past Chair of the American Property Casualty Insurance Association (formerly known as Property Casualty Insurers Association of America) Board of Governors.

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Robert P. Restrepo, Jr.

BACKGROUND

Mr. Restrepo retired in May 2015 as CEO and President of State Auto Insurance Companies and as Chairman in December 2015. Mr. Restrepo joined and was appointed Chairman, CEO and President of State Auto in 2006. From 2005 to 2006, Mr. Restrepo served as Senior Vice President, Insurance Operations of Main Street America Group and was responsible for personal lines, commercial lines, bonds, claims, marketing, information technology and customer service. From 1998 to 2003, Mr. Restrepo was the President and CEO, Property & Casualty of Allmerica Financial. From 1996 to 1998, Mr. Restrepo was the President and CEO, Personal Lines at Travelers Property & Casualty and was responsible for the newly combined personal property and casualty operations of Travelers and Aetna. In 1972 Mr. Restrepo joined Aetna Life & Casualty and held various managerial positions through 1996, including positions in marketing, technology and field management, and ended as Senior Vice President, Personal Lines.

Age: 68
Director since: 2016
Independent Director
Committees:

QUALIFICATIONS

Mr. Restrepo brings 44 years of experience with various companies related to the insurance industries. He has extensive insurance expertise, executive management, finance, regulatory, and risk management experience.  He has a Bachelor’s degree in English from Yale University.

● Executive Resources
● Strategy

OTHER COMPANY BOARD SERVICE

Mr. Restrepo serves on the Board of Directors of Majesco, Genworth Financial, Big I Reinsurance Company, Nuclear Electric Insurance Limited, and the Larry H. Miller Group.  Mr. Restrepo is a former Director of American Property Casualty Insurance Association (formerly known as Property Casualty Insurance Association of America), Insurance Information Institute, and The Institutes.

Debbie S. Roberts

BACKGROUND

Ms. Roberts retired from McDonald’s Corporation in 2018 as President East Zone. In her 28 year career at McDonald’s Corporation, she gained increasingly progressive responsibilities in the areas of accounting, marketing and operations including roles as Sr. Vice President, Restaurant Support Officer-East, President Northeast Zone and most recently as President East Zone being responsible for $18.7 billion in sales and a total of 7,000 restaurants.

Age: 54
Director since: 2018
Independent Director
Committees:

QUALIFICATIONS

Ms. Roberts brings over 31 years of experience, expertise and background in accounting matters as well as various executive management experience.  Ms. Roberts holds a Bachelor’s degree in Accounting from the University of Illinois.

● Audit
● Strategy

OTHER COMPANY BOARD SERVICE

Ms. Roberts currently serves as a director on the Boards of The American Red Cross, University of Illinois Champaign Alumni, and Women’s Foodservice Forum.  She is a former member of the Catalyst Board of Directors and serves on the Executive Leadership Council.

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James J. Scanlan

BACKGROUND

Mr. Scanlan retired after serving as United States Insurance Industry Leader and as a member of the Global Insurance Leadership Team of the accounting firm PricewaterhouseCoopers LLP (“PwC”) from 2003 through 2013. He was responsible for seventy-five partners and all areas of practice management, including risk management and new business development. Mr. Scanlan joined PwC in 1976 and was admitted to Partnership in 1986. He was also past Partner in Charge of Philadelphia Healthcare Practice (1989–1992); Philadelphia Financial Services Practice (1993–1997); and Southeast Regional Financial Services and Insurance Practice (1998–2001). He was a member of PwC Extended Leadership Team from 2007 through 2013.

Age: 64
Director since: 2015
Independent Director
Committees:	QUALIFICATIONS Mr. Scanlan has extensive experience in accounting and auditing in the insurance and reinsurance industries. He has a Bachelor’s degree in accounting from Pennsylvania State University.
● Audit
● Executive Resources

OTHER COMPANY BOARD SERVICE

He serves on the Board of Directors of Jackson National Life Insurance Company, a subsidiary of Prudential plc, Incorporated. He is Chair of the Finance Committee of Drexel Neumann Academy and West Catholic Preparatory High School.  He previously served on the Board of Directors for The Warranty Group, a leading global provider of warranty solutions and underwriting services.

Michael J. Stone

BACKGROUND

Mr. Stone is the former President and Chief Operating Officer of the Company’s principal insurance subsidiaries from January 2002 until his retirement in December 2015. Mr. Stone joined the Company in May 1996 and held various executive officer positions. From 1977 to May 1996, Mr. Stone held various managerial and executive officer positions with Travelers Insurance Group.

Age: 70
Director since: 2012
Non-Management Director
Committees:

QUALIFICATIONS

Mr. Stone has over 38 years of insurance industry expertise and 19 years at the Company last being responsible for the overall direction of the Company’s principal insurance subsidiaries. He has a Bachelor’s degree in Political Science from Bellarmine College, and received his Law degree, magna cum laude, from the University of Louisville.

● Finance & Investment
● Strategy

OTHER COMPANY BOARD SERVICE Mr. Stone serves on the Board of Directors for UnityPoint Health.

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PROPOSAL TWO: NON-BINDING, ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC regulations require that we seek an advisory (non-binding) vote from our shareholders to approve the compensation of our named executive officers as disclosed in the Compensation Discussion & Analysis (“CD&A”), compensation tables and related disclosures in this Proxy Statement.

As discussed in our CD&A starting on page 33, our executive compensation programs have been designed to provide a competitive total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.

The Executive Resources Committee of our Board (“ERC”) developed an overall compensation philosophy that is built on a foundation of the following principles:

•	The focus is on the linkage between long-term shareholder value creation and executive pay;

•	Incentives for executives directly involved in underwriting are based on underwriting profit measured over a period of years consistent with the income and risk to the Company;

•	Compensation should reflect both the Company’s and individual’s performance;

•	A meaningful element of equity-based compensation and significant executive equity holdings are important to ensure alignment of management and shareholder interests;

•	The Company’s overall executive pay levels must be competitive in the marketplace for executive talent to enable the Company to attract, motivate and retain the best talent; and

•	Appropriate safeguards must be in place to ensure annual incentives are aligned with long-term risk and value creation to protect against unnecessary and excessive risk to the Company.

We are asking you to indicate your support for our executive compensation programs as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you the opportunity to express your views on our 2018 executive compensation policies and procedures for named executive officers. This non-binding vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this Proxy Statement. Accordingly, we ask the shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, compensation tables and any related material disclosed in the Company’s Proxy Statement is hereby APPROVED.

Your vote is advisory, and therefore not binding on the ERC or the Board. However, we value your opinions and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns. The ERC will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that the shareholders vote “FOR” the proposal to approve the compensation of the Company’s named executive officers as described in this Proxy Statement.

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PROPOSAL THREE: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2019, and the Board is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the Charter of the Audit Committee, require our independent auditor to be appointed, retained and supervised by the Audit Committee, the Board considers the selection of an independent auditor to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an important opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the appointment of KPMG is not ratified by shareholders, the Audit Committee will take such action, if any, with respect to the appointment of the independent auditor as the Audit Committee deems appropriate, which may include continued retention of such audit firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

The affirmative vote of the holders of at least a majority of the votes cast is required for adoption of this proposal.

The Board of Directors recommends that the shareholders vote “FOR” the proposal to ratify the selection of KPMG LLP as independent registered public accounting firm of the Company for the current fiscal year.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for services rendered by KPMG, the Company’s Independent Registered Public Accounting Firm, for the past two fiscal years for each of the following categories of services, are set forth below:

	Fiscal Year	Fiscal Year
	2018	2017
Audit Fees	$1,359,680	$1,373,000
Audit-Related Fees	$—	$—
Tax Fees
Tax Compliance	$—	$—
Other Tax Services	$—	$—
All Other Fees	$—	$—
Total Fees	$1,359,680	$1,373,000

Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and assistance with review of documents filed with the SEC, including attestation as required under Section 404 of the Sarbanes-Oxley Act of 2002.

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CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

The Company is committed to having sound corporate governance principles that are designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

The Company’s published Corporate Governance Guidelines, which are publicly available on the Company’s website under the Investors section at www.rlicorp.com, outline the directors’ responsibilities, which include attendance at shareholder, Board and committee meetings. Due to hazardous weather conditions, only two directors attended the 2018 Annual Meeting of Shareholders and were available to respond to appropriate questions from shareholders.

The Company has developed an orientation process for new directors and also encourages new directors to attend a director seminar in their first year as a director. Directors are required to maintain the necessary level of expertise to perform their responsibilities and to help ensure that they remain currently informed on corporate governance, financial and accounting practices, ethical issues for directors and management, industry related topics, and similar matters. Directors are encouraged to attend annually a forum or conference that will contribute to their performance on the Company Board and the Company reimburses Directors for the reasonable costs of attending director education programs.

DIRECTOR INDEPENDENCE

The Board is required to affirmatively determine the independence of each director and to disclose such determination in the Proxy Statement for each Annual Meeting of Shareholders of the Company. The Board has established guidelines, which are set forth below, to assist it in making this determination, which incorporate all of the NYSE independence standards. Only independent directors serve on the Company’s Audit Committee, Executive Resources Committee and Nominating/Corporate Governance Committee.

It is the policy of the Board of Directors of the Company that a majority of its members be independent, which is also a requirement for listing on the NYSE. To be considered independent under the NYSE Listing Standards, the Board must affirmatively determine that a director or director nominee (collectively referred to as “director”) has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and also meets other specific independence tests. The Board examines the independence of each of its members once per year, and again if a member’s outside affiliations change substantially during the year. With the exception of the Messrs. Michael and Stone, the Board has affirmatively determined that each director is independent within the meaning of the NYSE Listing Standards and the Company’s Director Independence Standards.

The Board has established the following categorical standards, incorporating the NYSE’s independence standards to assist it in determining director independence:

(a)	A Director will not be independent if:

(i)	the Director is, or has been within the last three years, an employee of RLI, or an immediate family member of the Director is, or has been within the last three years, an executive officer of RLI;

(ii)

the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from RLI, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

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(iii)

(A) the Director is a current partner or employee of a firm that is RLI’s internal or external auditor; (B) the Director has an immediate family member who is a current partner of such firm; (C) the Director has an immediate family member who is a current employee of such firm and personally works on RLI’s audit; or (D) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on RLI’s audit within that time;

(iv)

the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of RLI’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)

the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues.

(b)	The following commercial and charitable relationships will not be considered to be material relationships that would impair a Director’s independence:

(i)

if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues;

(ii)

if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that is indebted to RLI, or to which RLI is indebted, and the total amount of either company’s indebtedness to the other does not exceed the greater of $1 million, or 2 percent of such other company’s total consolidated assets;

(iii)

if a Director, or an immediate family member of the Director, is an executive officer, director or employee of a company in which RLI owns an equity interest, and the amount of RLI’s equity interest in such other company does not exceed the greater of $1 million, or 2 percent of such other company’s total shareholders’ equity;

(iv)

if a Director, or an immediate family member of the Director, is a holder of an equity interest of a company of which a class of equity security is registered under the Securities Exchange Act of 1934, as amended, and in which RLI owns an equity interest;

(v)	if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that owns an equity interest in RLI; and

(vi)

if a Director, or an immediate family member of the Director, serves as an officer, director or trustee of a tax exempt organization, and the contributions from RLI to such tax exempt organization in the last fiscal year do not exceed the greater of $1 million, or 2 percent of such tax exempt organization’s consolidated gross revenues. (RLI’s automatic matching of employee charitable contributions will not be included in the amount of RLI’s contributions for this purpose.)

(c)

For relationships not covered by the standards in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence standards set forth in subsections (a) and (b) above. RLI is required to explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

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BOARD INDEPENDENCE STATUS

The following table identifies the independence status of our Directors as of December 31, 2018:

Director	Independent	Management	Non-Management
Kaj Ahlmann	●
Barbara R. Allen*	●
Michael E. Angelina	●
John T. Baily	●
Calvin G. Butler, Jr.	●
David B. Duclos	●
Susan S. Fleming	●
Jordan W. Graham	●
F. Lynn McPheeters*	●
Jonathan E. Michael		●
Robert P. Restrepo, Jr.	●
Debbie S. Roberts	●
James J. Scanlan	●
Michael J. Stone**			●

*  Ms. Allen and Mr. McPheeters did not stand for re-election and retired from the Board on May 3, 2018.

** Mr. Stone retired from the Company effective December 31, 2015. While no longer considered a Management Director, he is not considered an Independent Director pursuant to the NYSE Listing Standards, as adopted by the Company.

The following relationships were reviewed in connection with determining director independence but were determined to not be material relationships and to not affect such person’s independence under the Board independence standards:

•

Mr. Baily was previously a director of Endurance Specialty Holdings Ltd. (“Endurance”), affiliates of which include reinsurance companies. Endurance Specialty Holdings, Ltd. was acquired by SOMPO Holdings, Inc.  After the acquisition, Mr. Baily became a Director of Endurance U.S. Insurance Holdings Corp. From time to time, the Company’s principal insurance subsidiaries enter into reinsurance arrangements with Endurance and its affiliates.

•

Mr. Baily and Mr. Scanlan are former partners with PricewaterhouseCoopers LLP (“PwC”), and retired from PwC in 1999 and 2014, respectively.  Each of Mr. Baily and Mr. Scanlan receives a pension payment from PwC. From time to time, the Company engages PwC for special projects and services in actuarial, tax, and other areas.

•

Mr. Angelina is a director of QBE Equator Reinsurances Limited, a subsidiary of QBE Re. Mr. Duclos is a non-executive director of QBE Equator Reinsurances Limited and Blue Ocean Limited and a former director of QBE Emerging Markets and Latin American Insurance Holdings Limited. From time to time, the Company’s principal insurance subsidiaries enter into reinsurance arrangements with QBE Re.

•

Mr. Angelina is a director of Hagerty Insurance Group (“Hagerty”) and Mr. Graham provides consulting services to Hagerty.  Hagerty Insurance Agency, a subsidiary of Hagerty, produces insurance business for the Company’s principal insurance subsidiaries.

•	Mr. Restrepo is a director of Majesco, which provides billing and collection software services to the Company.

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DIRECTOR EVALUATION PROCESS

To ensure that thorough attention is given to individual and collective Directors’ performance and optimizing the composition of our Board, the Board and Committees utilize an annual evaluation process. Each Director self-evaluates himself/herself, the performance of the Committees on which he/she serves, as well as the Board as a whole. Detailed composites are completed to obtain perspective on each Committee’s performance in relationship to its respective Charter, effectiveness, functionality, areas of improvement and overall performance. The Annual Board Evaluation focuses on board processes, policies, effectiveness, strategy, and individual Director performance. This process is handled by the Nominating/Corporate Governance Committee.

Further, annually the Chairman of the Board and the Lead Director meet separately with each Director to discuss, among other matters, (1) recommendations to improve meetings; (2) Committees’ structure and composition; (3) Board members’ attributes and weaknesses; (4) compensation; and (5) tenure.  The Chairman of the Board and Lead Director summarize their discussions with the Nominating/Corporate Governance Committee.

Based on the cumulative results of each Director’s overall performance, the Nominating/Corporate Governance Committee reviews and evaluates the Board candidates and their respective qualifications in detail to determine if it is in the best interest of the Company and its shareholders to nominate each Director to stand for election.

DIRECTOR NOMINATION POLICY

The Nominating/Corporate Governance Committee of our Board considers director candidates based upon a number of qualifications.  As minimum qualifications, a nominee should have:

•	A reputation for the highest professional and personal ethics and values, fairness, honesty and good judgment;
•	A significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities;
•	Been in a generally recognized position of leadership in his or her field of endeavor; and
•	A commitment to enhancing shareholder value.

A nominee should not have a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s shareholders and fulfill the responsibilities of a director.

The Nominating/Corporate Governance Committee conducts an annual assessment of the composition of the Board and its committees. In its annual assessment and when conducting a director search, the Nominating/Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members with a goal of establishing diversity among directors reflecting, but not limited to, profession, background, experience, geography, skills, ethnicity, and gender.  The Nominating/Corporate Governance Committee is committed to actively seek highly qualified women and minority candidates for each director search it undertakes.  Annually, the Nominating/Corporate Governance Committee will review this Policy and assess its effectiveness in bringing forth both diverse and non-diverse Board candidates that meet the qualifications and have the capabilities to provide strategic direction, governance and oversight to the Company.

The Nominating/Corporate Governance Committee relies upon recommendations from a wide variety of its business contacts, including current executive officers, directors, community leaders, and shareholders as sources for potential director candidates, and may also utilize third party search firms. The Nominating/Corporate Governance Committee will consider qualified director candidates recommended by shareholders as further set forth under SHAREHOLDER PROPOSALS on page 59, but the Nominating/Corporate Governance Committee has no obligation to recommend such candidates.  Assuming the appropriate biographical and background material (including qualifications) is provided for candidates recommended by shareholders, the Nominating/Corporate Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources.

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CODE OF CONDUCT

The Company has adopted a Code of Conduct, which is designed to help directors, officers and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all directors, officers and employees, including specifically the Chief Executive Officer, the Chief Financial Officer, the Controller, the Chief Legal Officer and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, ethical behavior, conflicts of interest, corporate opportunities, confidentiality of information and compliance with laws and regulations. A copy of our Code of Conduct is available at the Company’s website under the Investors section at www.rlicorp.com. Any amendments to the Code of Conduct will be posted on the website, and any waiver that applies to a director or executive officer will be disclosed in accordance with the rules of the SEC and NYSE.

SHAREHOLDER AND INTERESTED PARTIES COMMUNICATIONS

Any shareholder or other interested party who desires to communicate with the Board’s Lead Director of the Board’s independent directors or any of the other members of the Board of Directors may do so electronically by sending an email to the following address: Lead.Director@rlicorp.com. Alternatively, a shareholder or other interested party may communicate with the Lead Director or any of the other members of the Board by writing to: Lead Director, RLI Corp. 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Communications may be addressed to the Lead Director, an individual director, a Board Committee, the independent directors, or the full Board. Communications received by the Lead Director will then be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications, or services of any kind will not be forwarded to the directors.

COMPANY POLICY ON RELATED PARTY TRANSACTIONS

The Company recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written Related Party Transaction Policy which shall be followed in connection with all related party transactions involving the Company. The Related Party Transaction Policy generally requires approval by the Nominating/Corporate Governance Committee prior to the original or renewal effective date for all transactions above $10,000 to be entered into between the Company and its directors, officers, shareholders owning in excess of 5 percent of the Common Stock of the Company, and their family members and affiliates. In  2018, the Nominating/Corporate Governance Committee approved a related party transaction between the Company and SS&C Technologies Holdings, Inc. (“SS&C”) as described immediately below.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In 2018, the transactions or series of similar transactions to which the Company was a party in which the amount involved exceeded $120,000 and in which any director, executive officer, or holder of more than 5 percent of the Common Stock of the Company (or any of their immediate family members) had a direct or indirect material interest, was the Company’s transaction with SS&C Technologies Holdings, Inc. (“SS&C”).

In 2013, the Company entered into a business arrangement with SS&C to provide investment portfolio accounting and data processing services. The contract was for a term of five years, expiring on October 1, 2018, but automatically renewing for a three year term unless cancelled by either party. The Company’s President & CEO (Mr. Michael) is a member of the Board of Directors of SS&C. The Chairman and CEO of SS&C is the brother of Mr. Stone, a Director and former Officer of the Company’s principal insurance subsidiaries.  The Company paid SS&C $314,022 in 2018.  This transaction falls within the purview of the Related Party Transaction Policy described in the previous paragraphs and is subject to review and approval by the Nominating/Corporate Governance Committee pursuant to that Policy. The Nominating/Corporate Governance Committee approved the renewal contract with SS&C for its three year term.

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COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five standing committees: Audit, Executive Resources, Finance and Investment, Nominating/Corporate Governance, and Strategy. The Audit, Executive Resources and Nominating/Corporate Governance Committees are composed solely of independent directors in compliance with the Company’s requirements and the NYSE Listing Standards. The Nominating/Corporate Governance Committee annually evaluates both Committee members and Committee Chairs, and rotates as necessary. In his discretion, the Chairman of the Board may attend any or all Committee meetings. All committees meet at least quarterly and also hold informal discussions from time to time. Charters for each committee are available on the Company’s website under the Investors section at www.rlicorp.com.

AUDIT COMMITTEE

The Company’s Audit Committee, composed exclusively of independent directors, met nine times in 2018 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results. The Audit Committee also:

•	monitored the Company’s management of its exposures to risk of financial loss;

•

reviewed the adequacy of the Company’s internal controls, including the Company’s continued adherence to the Committee of Sponsoring Organizations of the Treadway Commission Internal Control - Integrated Framework (COSO) 2013 update;

•	reviewed the extent and scope of audit coverage;

•	reviewed quarterly financial results;

•	monitored selected financial reports;

•	assessed the auditors’ performance; and

•	selected the Company’s independent registered public accounting firm.

In addition to the nine meetings described above, the Audit Committee also held one joint meeting with the Strategy Committee of the Board of Directors. The purpose of the joint meeting with the Strategy Committee was to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s catastrophe management, reserving, reinsurance, regulatory environment, business continuity, cybersecurity, and vendor management. The Audit Committee also meets in executive session, with no members of management present, after its regular meetings, as well as private executive sessions with KPMG and various members of management.

The Audit Committee is responsible for approving every engagement of KPMG to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before KPMG is engaged to provide those services, with the Chair of the Audit Committee being authorized to pre-approve non-audit services and then reporting those services to the full Audit Committee, as described in the Audit Committee Report. The Audit Committee evaluates the effects that the provision of non-audit services may have on the Company’s independent registered public accounting firm’s independence with respect to the audit of our financial statements.

The Board of Directors annually determines the “financial literacy” of the members of the Audit Committee pursuant to the NYSE required standards. The Board has determined that based on those standards, each member of the Audit Committee is independent and financially literate, and that each member possesses accounting or related financial management

24    |    RLI Corp. 2019 Proxy Statement

expertise. The Board of Directors has further determined that each of the Audit Committee members qualifies as an “audit committee financial expert” as defined by the SEC.

From May 4, 2017 through August 16, 2018, the members of the Audit Committee were Messrs. Scanlan (Chair), Ahlmann, Angelina and Butler. After August 16, 2018 the members of the Audit Committee were Messrs. Scanlan (Chair), Ahlmann, Angelina, Butler and Ms. Roberts.

EXECUTIVE RESOURCES COMMITTEE

The Company’s Executive Resources Committee (“ERC”), composed exclusively of independent directors, met five times in 2018 to evaluate and recommend compensation of the President & CEO and certain key executive officers of the Company, discuss and evaluate the Company’s Market Value Potential Executive Incentive Program (“MVP Program”), to develop objective criteria for the selection and ongoing management of the Company’s compensation peer group, and to enhance the overall effectiveness of the executive compensation programs.  The ERC also reviews and evaluates the corporate goals for the senior leadership team, management development, and succession planning and the Company’s annual and long-term incentive programs, and retirement and medical programs. In addition to the five meetings described above, the ERC also held one joint meeting with the Strategy Committee of the Board of Directors to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s executive compensation policies and practices.

From May 4, 2017 through May 3, 2018,  the members of the ERC were Messrs. McPheeters (Chair), Duclos, Graham, Restrepo and Scanlan.  After May 3, 2018, the members of the ERC were Messrs. Duclos (Chair), Graham, Restrepo and Scanlan.

FINANCE AND INVESTMENT COMMITTEE

The Company’s Finance and Investment Committee oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes reviewing investment performance, investment risk management exposure and the Company’s capital structure. This Finance and Investment Committee met four times in 2018 to discuss ongoing financial, investment and capital matters. In addition to the four meetings described above, the Finance and Investment Committee also held one joint meeting with the Strategy Committee of the Board of Directors to discuss monitoring and safeguards against unnecessary or excessive risk that could arise from the Company’s financing and investment activities in the areas of equity, interest rates, credit, and capital.

From May 4, 2017 through May 3, 2018,  the members of the Finance and Investment Committee were Messrs. Graham (Chair), Baily, Duclos, McPheeters, and Stone. From May 3, 2018 through August 16, 2018,  the members of the Finance and Investment Committee were Messrs. Graham (Chair), Baily, Duclos and Stone.  After August 16, 2018, the members of the Finance and Investment Committee were Messrs. Graham (Chair), Baily, Duclos, Stone and Dr. Fleming.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The Company’s Nominating/Corporate Governance Committee, composed exclusively of independent directors, met five times in 2018 to guide the Company’s corporate governance program and to monitor and discuss current and emerging corporate governance principles and procedures. The Nominating/Corporate Governance Committee also counsels the Board with respect to Board and Committee organization, compensation, membership, function, and Board and Committee performance assessments, individually and collectively. The Nominating/Corporate Governance Committee identifies and reviews qualified individuals as potential new director candidates.

From May 4, 2017 through May 3, 2018, members of the Nominating/Corporate Governance Committee  were Messrs. Baily (Chair) and Butler and Ms. Allen. From May 3, 2018 through August 16, 2018,  the members of the Nominating/Corporate Governance Committee were Messrs. Baily (Chair), Ahlmann and Butler.  After August 16, 2018, the members of the Nominating/Corporate Governance Committee were Messrs. Baily (Chair), Ahlmann, Butler and Dr. Fleming.

RLI Corp. 2019 Proxy Statement    |    25

STRATEGY COMMITTEE

The Company’s Strategy Committee met five times in 2018 to oversee the Company’s strategic plan and its implementation. The Strategy Committee also provides oversight for overall enterprise risk management, risk profile and risk assessment including risks from the Company’s underwriting, information technology, and business growth. In addition to the five meetings described above, the Strategy Committee held three joint meetings with other Board Committees. The purpose of the joint meeting with the Audit Committee of the Board of Directors was to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s catastrophe management, reserving, reinsurance, regulatory environment, business continuity, and cybersecurity, and vendor management.  The purpose of the joint meeting with the ERC of the Board of Directors was to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s executive compensation policies and practices. The purpose of the joint meeting with the Finance and Investment Committee was to discuss monitoring and safeguards against unnecessary or excessive risk that could arise from the Company’s financing and investment activities in the areas of equity, interest rates, credit, and capital.

From May 4, 2017 through May 3, 2018,  members of the Strategy Committee were Messrs. Angelina (Chair), Ahlmann, Restrepo and Stone and Ms. Allen.  From May 3, 2018 through August 16, 2018, the members of the Strategy Committee were Messrs. Angelina (Chair), Restrepo and Stone.  After August 16, 2018, members of the Strategy Committee were Messrs. Angelina (Chair), Restrepo, Stone and Ms. Roberts.

COMMITTEE MEMBERSHIP

Director	Board	Audit	Executive Resources	Nominating/ Corporate Governance	Finance and Investment	Strategy
Kaj Ahlmann	●	●		●
Barbara R. Allen*	●			●		●
Michael E. Angelina	●	●				Chair
John T. Baily (Lead Director)	●			Chair	●
Calvin G. Butler, Jr.	●	●		●
David B. Duclos	●		Chair		●
Susan S. Fleming	●			●	●
Jordan W. Graham	●		●		Chair
F. Lynn McPheeters*	●		●		●
Jonathan E. Michael	Chair
Robert P. Restrepo, Jr.	●		●			●
Debbie S. Roberts	●	●				●
James J. Scanlan	●	Chair	●
Michael J. Stone	●				●	●
Number of Meetings in 2018	5	10	6	6	5	8

*   Ms. Allen and Mr. McPheeters did not stand for re-election and retired from the Board on May 3, 2018.

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BOARD MEETINGS AND COMPENSATION

MEETINGS

During 2018, five meetings of the Board of Directors were held. All directors were in attendance, except five directors missed one telephonic meeting and one director missed one in person meeting. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and Board committees on which he or she served. In connection with each Board meeting, the independent directors meet in executive session with no members of management present. Effective May 5, 2011, the Lead Director position was established, which position exists when the Company’s CEO is also the Board Chairman. Pursuant to the Charter for the Lead Director position, the Chairman of the Board’s Nominating/Corporate Governance Committee also serves as Lead Director of the Board. Among other responsibilities, the Lead Director presides at the Board’s executive sessions.

DIRECTOR COMPENSATION

During 2018, the Company’s Independent Directors were compensated as follows:

Annual Board Retainer*:	$80,000
Annual Committee Retainer:
Audit	$15,000
All Other Committees	$10,000
Lead Director Retainer (if Nonemployee Director):	$10,000
Additional Annual Committee Chair Retainer:
Audit	$20,000
Executive Resources	$20,000
All Other Committees	$10,000
Restricted Stock Units**:	$50,000

*Effective January 1, 2018, the Annual Board Retainer decreased from $105,000 to $80,000 for all directors with the exception of Directors Barbara R. Allen and F. Lynn McPheeters who retired from the board on May 3, 2018.

**Each director was granted $50,000 in Restricted Stock Units (“RSUs”), with a one-year vesting period, upon election at the 2018 Annual Shareholders’ Meeting, and with respect to Dr. Fleming and Ms. Roberts, upon appointment to the Board.  Upon vesting, Directors can elect to either receive the RSUs as shares of Company stock or defer receipt of those shares through the Directors Deferred Plan. In addition, the RSUs have dividend participation which accrues as additional units payable upon vesting.

Directors are also reimbursed for actual travel and related expenses incurred and are provided a travel accident policy funded by the Company.

RLI Corp. 2019 Proxy Statement    |    27

The following table provides the compensation of the Company’s Board of Directors earned for the fiscal year ended December 31, 2018.

					Change in Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash ($)(1)	Awards ($)	Awards ($)	Compensation ($)	Earnings	Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kaj Ahlmann	105,000	50,000					155,000
Barbara R. Allen (2)	42,551						42,551
Michael E. Angelina	115,000	50,000					165,000
John T. Baily	120,000	50,000					170,000
Calvin G. Butler, Jr.	105,000	50,000					155,000
David B. Duclos	113,178	50,000					163,178
Susan S. Fleming (3)	38,150	50,000					88,150
Jordan W. Graham	110,000	50,000					160,000
F. Lynn McPheeters (2)	49,359						49,359
Jonathan E. Michael (4)							0
Robert P. Restrepo, Jr.	100,000	50,000					150,000
Debbie S. Roberts (3)	40,058	50,000					90,058
James J. Scanlan	125,000	50,000					175,000
Michael J. Stone	100,000	50,000					150,000

(1)

Outside directors elect the form of their Annual Board Retainer, Annual Committee Retainer, Restricted Stock Units, Lead Director Retainer and Annual Committee Chair Retainer, if applicable, which may be received either in cash or in Company stock, or a combination of both, in accordance with the Director Deferred Plan. Amounts shown include the value of fees taken in the form of Company stock.

(2)

Ms. Allen and Mr. McPheeters retired from the Board effective May 3, 2018.  Their fees reflected above include fourth quarter 2017 fees (paid in 2018), first quarter 2018 fees and prorated second quarter 2018 fees.

(3)	Dr. Fleming and Ms. Roberts were appointed to the Board on August 16, 2018 and their fees reflected above include fees earned from August 16, 2018 through year end.

(4)

Mr. Michael, as Chairman of the Board and a management director, does not receive director fees. His compensation as President & CEO is disclosed under the Executive Compensation Summary Compensation Table.

NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN (DIRECTOR DEFERRED PLAN)

Prior to the beginning of each year, a nonemployee director may elect to defer the compensation otherwise payable or awarded to the director during the succeeding year pursuant to the Director Deferred Plan. Under the Director Deferred Plan, a Director is credited with RLI stock credits equal to the number of RLI shares that could be purchased by the amount of compensation deferred, with any cash dividend similarly converted to additional RLI stock credits. The Company transfers to a bank trustee, under an irrevocable trust established by the Company, cash equal to the compensation deferred which is used to purchase an equivalent amount of Company Common Stock to be held in the trust. Dividends on these shares are used to purchase additional shares of RLI stock. In general, Director Deferred Plan benefits are distributable, in the form of Company Common Stock, beginning when the director’s status terminates.

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DIRECTOR SHARE OWNERSHIP

Prior to January 1, 2018, Nonemployee Directors were encouraged to, within five years of their initial appointment as a Company director, own shares of the Common Stock of the Company having a value of not less than 500 percent of such director’s Annual Board Retainer. Effective January 1, 2018 the ownership requirement was changed to a flat dollar value of $500,000 to be met within five (5) years of initial appointment to the Board. Shares held directly and in Company benefit plans are counted to satisfy the guideline.    The Nominating/Corporate Governance Committee monitors directors’ share ownership.

BOARD LEADERSHIP STRUCTURE

Immediately following the 2018 Annual Shareholders Meeting, Mr. Michael was re-appointed Chairman of the Board in addition to his current officer positions of President and CEO of the Company.

The Company does not have a formal policy regarding separation of the offices of Chairman of the Board and chief executive officer. The Board believes that the decision whether to combine or separate such positions will vary from company to company and depends upon a company’s particular circumstances at a given point in time.

The Board believes that a joint Board Chairman and chief executive officer position is advisable and in the best interests of the Company and its shareholders given our current Board and Lead Director configuration. This structure promotes unified leadership, continuity, and direction for the Company. This combined position also provides a clear focus for management to execute the Company’s strategy and business plan, while fostering clear accountability and decision-making in such roles. The Board believes the designation of an empowered “Lead Director” provides a counterbalancing governance structure and enables an appropriate balance between strategic execution and independent oversight of management.

The Lead Director (an independent director) is the Chairperson of the Board’s Nominating/Corporate Governance Committee and is elected/confirmed by the Board’s independent directors. The Lead Director (a) presides over executive sessions of the independent directors, (b) serves as a liaison between the Chairman and the independent directors, (c) assists in setting Board meeting agendas and schedules, (d) assists in determining information sent to directors for meetings, (e) may call meetings of the independent directors, (f) may consult with major shareholders if requested by the Chairman of the Board, (g) consults with the Chairman/CEO regarding results of annual performance reviews of the Board Committees and Board members, all as set forth in the Charter for the Lead Director position.

Several factors promote a strong and independent Board at our Company. Currently, all directors except for Messrs. Michael and Stone are independent as defined in the applicable NYSE listing standards (as adopted by the Company). The Audit, Executive Resources and Nominating/Corporate Governance Committees of our Board are comprised entirely of independent directors. Also, our independent directors meet quarterly in executive session without management present. Consequently, with our Lead Director position, we believe our Board continues to be strong and independent and provides appropriate counterbalance to a combined Chairman/CEO position.

RLI Corp. 2019 Proxy Statement    |    29

AUDIT COMMITTEE REPORT

The following report by the Company’s Audit Committee is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Audit Committee is composed of five independent directors and operates under a written charter adopted by the Board of Directors.

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of (a) the Company’s corporate accounting and reporting practices, (b) the quality and integrity of the Company’s financial statements, (c) the performance of the Company’s system of internal control over financial reporting, (d) the Company’s compliance with related legal and regulatory requirements over financial reporting, (e) the qualifications, independence and performance of the Company’s independent registered public accounting firm, KPMG LLP (the “Auditor”), including the selection of and performance of the lead engagement partner and other partners involved in the audit of the Company’s financial statements, and (f) the performance of the Company’s internal audit function. In addition to those primary roles, the Audit Committee also performs other roles and functions as outlined in its charter, including preliminary review of earnings releases and other activities. The Audit Committee also acts as the audit committee for each of the Company’s insurance company subsidiaries. A more detailed description of the Audit Committee’s roles, functions and activities is set forth in the Committee’s charter, which is available on the Company’s website under the Investors section at www.rlicorp.com.

The Board of Directors has determined that each of the members of the Audit Committee qualifies as “independent” within the meaning of the NYSE Listing Standards and the rules of the SEC. The Board of Directors has further determined that each of Messrs. Ahlmann, Angelina, Butler, Scanlan and Ms. Roberts is an “audit committee financial expert” within the meaning of the SEC rules.

The Audit Committee oversees the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the Auditor. The Company’s Internal Audit Services department provides objective assurance and consulting services designed to add value and improve the organization’s operational, financial and compliance controls. The Company’s internal audit function operates under the terms of the RLI Internal Audit Services Charter, which is reviewed by the Audit Committee and approved by the Audit Committee’s chair and the Company’s CEO. To assist with this oversight, the Internal Audit Services department provides an annual risk-based audit plan to the Audit Committee and periodic reports are made to the Audit Committee summarizing results of internal audit activities.

The Audit Committee appoints and annually evaluates the performance of the Auditor and provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act of 2002, and financial statements of the Company. It is not the duty of the Audit Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles (“GAAP”). The Auditor is responsible for planning and conducting audits of the financial statements and internal controls over financial reporting; and the Company’s management is responsible for preparing the financial statements, designing and assessing the effectiveness of internal control over financial reporting and determining that the Company’s financial statements, including disclosures, are complete and accurate and in accordance with GAAP and applicable laws and regulations.

The Audit Committee contracts with and sets the fees paid to the Auditor. The fees for KPMG’s audit services the past two fiscal years are set forth on page 18.

Audit fees relate to professional services rendered for the audit of consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and

30    |    RLI Corp. 2019 Proxy Statement

assistance with review of documents filed with the SEC, including attestation as required under Section 404 of the Sarbanes Oxley Act of 2002.

There were no non-audit services provided by KPMG in 2018. Any non-audit services must be reviewed and preapproved by the Chair of the Audit Committee. The Chair will report such non-audit services to the Audit Committee no later than the next scheduled Committee meeting.

The Audit Committee annually conducts evaluations of the Auditor to determine if it will recommend the retention of the Auditor for the next year. As part of the evaluation of the Auditor, the Audit Committee conducts periodic reviews and surveys to determine if the Auditor is meeting Committee expectations and providing appropriate audit services. A survey conducted in 2018 was created by a group of professional accounting and auditing organizations, including the National Association of Corporate Directors and the Center for Audit Quality and was completed by select RLI management. The Auditor evaluation includes topics such as: (a) quality of services and sufficiency of resources provided by the auditor; (b) communication and interaction with the auditor; and (c) auditor independence, objectivity and professional skepticism. The results of the Audit Committee’s evaluation, including any resulting action items, are considered in the Audit Committee’s decision regarding reappointment of the Auditor. Also, the results of the evaluation are discussed with the Auditor by the Audit Committee. In addition, the Audit Committee obtains and reviews, at least annually, a report by the Auditor describing; the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, and  peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the Auditor’s independence) all relationships between the Auditor and the Company. The Audit Committee also reviews the most recently available Public Company Accounting Oversight Board (“PCAOB”) annual inspection reports of the Auditor, and KPMG’s responses thereto, including quality improvement initiatives undertaken to address inspection report observations.

Pursuant to the Sarbanes Oxley Act of 2002 and the rules of the PCAOB, the Auditor’s lead engagement partner is required to rotate every five years. The current lead engagement partner is in the 4th year of the five-year rotation requirement for the 2018 audit.  In addition to the Audit Committee’s evaluation of the Auditor, the Audit Committee also interviews and evaluates the experience of the audit partner and other supporting partners to help ensure they possess the requisite experience and knowledge to conduct and lead the audit team’s integrated audit of the Company’s financial statements and internal control over financial reporting. The Audit Committee assesses the performance of the lead engagement partner and other supporting partners, to ascertain whether any audit quality matters were identified during the most recent quality assurance cycle conducted by regulators, peer reviews or internal quality reviews.

Based upon the results of the evaluations noted above, the Audit Committee makes its recommendation regarding retention of the Auditor. KPMG has been the Company’s Auditor continuously since 1983 and the Audit Committee has selected KPMG to be the Company’s Auditor for fiscal 2019.

The Audit Committee, as a matter of good corporate governance, has directed management to solicit a request for proposal from several independent public accounting firms, including KPMG, to serve as the independent registered public accounting firm for the year ending December 31, 2020. At the conclusion of the proposal process, the Audit Committee will select the firm that, in the Committee’s belief, will provide a quality audit which serves the best interests of our shareholders.

The Audit Committee reviewed and discussed the audit of the Company’s financial statements and internal control over financial reporting with management and the Auditor. The Audit Committee also discussed with the Auditor the matters required to be discussed by PCAOB Standard No. 16, Communication with Audit Committees. The Audit Committee received from the Auditor the written disclosures and letter required by the applicable PCAOB requirements regarding the Auditor’s communications with the Audit Committee concerning independence. The Audit Committee discussed the Auditor’s independence with the Auditor. Additionally, the Audit Committee promotes the Auditor’s independence by ensuring that the lines of communication are always open and constant between the Auditor and the Audit Committee. The Chair of the Audit Committee is in contact with the Auditor numerous times throughout the year. This includes normal in-person meetings,

RLI Corp. 2019 Proxy Statement    |    31

executive sessions, telephonic meetings and periodically in between normally scheduled meetings. The purpose of this is to allow open and unobstructed access to the Audit Committee should the Auditor need to bring anything to the Audit Committee’s attention.

Based on the review and discussions referred to above, as well as the Audit Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with GAAP, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC.

The foregoing report has been approved by all members of the Audit Committee.

MEMBERS OF THE AUDIT COMMITTEE

James J. Scanlan (Chair)

Kaj Ahlmann

Michael E. Angelina

Calvin G. Butler, Jr.

Debbie S. Roberts

EXECUTIVE RESOURCES COMMITTEE REPORT

The Executive Resources Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis section of this Proxy Statement. Based on the Executive Resources Committee’s review and discussions, it recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in the Company’s 2019 Proxy Statement.

MEMBERS OF THE EXECUTIVE RESOURCES COMMITTEE

David B. Duclos (Chair)

Jordan W. Graham

Robert P. Restrepo, Jr.

James J. Scanlan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the ERC is a current or former employee or officer of the Company or otherwise had any relationships to be disclosed within the scope of SEC regulations.

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COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION

The Executive Resources Committee (“ERC”) of the Company’s Board of Directors, with the review and approval of the Board of Directors, administers specific compensation programs for senior executive officers and oversees other executive compensation programs and management succession and development processes.

EXECUTIVE SUMMARY

With the exception of Gross Premiums Written, the following financial metrics are used as targets in our incentive plans and actual results are used to calculate annual incentives for our senior executive officers. These financial measures (other than Gross Premiums Written) are non-GAAP and should not be considered substitutes for GAAP measures.  We consider them key performance indicators and employ them as well as other factors in determining senior management incentive compensation. The calculation of these non-GAAP metrics can be found in the discussions below with respect to the incentive plans in which those metrics are used.

Our Results in 2018:	2018	2017
Gross Written Premium	$ 983.2 million	$ 885.3 million
Operating Earnings	$ 92.1 million	$ 102.2 million
(Net Earnings minus Realized Investment Gains Net of Tax)
Combined Ratio	94.7	96.4
(Net Loss and Operating Expense/Net Premiums Earned)
Operating Return on Equity	10.8%	12.5%
(Operating Earnings/Shareholder’s Equity)
Market Value Potential (MVP)	$ 12.1 million	$ 86.5 million
(After Tax Returns Above Cost of Capital)
Five-Year Growth in Book Value: Rank Among Peer Companies	2/13	2/15

In 2018, we continued to grow revenue and post solid underwriting and operating performance. Our top-line, reflected as gross premiums written, advanced $98 million (11%), as both mature and newer coverages experienced growth.  Premium growth helped in our achievement of $217.1 million in net cash flow from operating activities, a record amount for the Company. Our strong cash flow was used to support insurance operations and expand our investment portfolio and allowed us to return capital to our shareholders in the form of ordinary and special dividends.

We achieved a 94.7 combined ratio, which included 4 percentage points of net catastrophe losses. (Combined ratio is a common industry measure of profitability defined as expenses and losses as a percentage of Net Premiums Earned.  Thus, a combined ratio below 100 signifies an underwriting profit.)  We expect the property and casualty insurance industry to post a combined ratio near 100 for 2018.  Our result not only beats the industry’s projection but also represents our 23rd consecutive year of a combined ratio below 100. While events in 2018 and 2017 resulted in our two largest net catastrophe loss years in over two decades, we continued to post underwriting profits, once again proving the benefits of our underwriters’ discipline and the benefits of a diversified product portfolio.

Market Value Potential (“MVP”), which is a measure of our after-tax returns above our cost of capital (explained in more detail on pages 37-38)  decreased to $12.1 million from $86.5 million last year.  While underwriting profit and investment income increased, unrealized losses from our equity investments, primarily driven by significant declines in the fourth quarter, adversely impacted MVP for 2018. The creation of MVP is a key financial metric in the annual incentive plans for the named executive officers and other executive officers.  Annual incentive plan payouts in 2018, therefore, were below 2017 levels due to the decline in MVP.   Although MVP declined for 2018, we compare our relative growth in book value over a five-year period to our peer companies and use that performance as a factor in calculating incentive compensation. For the five-year period ending in 2018, our rank remained at second among our peer companies, similar to 2017.

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KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION

•

Performance-based compensation: Total executive compensation is directly linked to Company performance. As in prior years, all executives participate in an incentive plan, through which they are eligible to earn compensation based on achievement of Company financial objectives and personal objectives that are aligned with shareholder value creation.

•

At risk compensation: A significant portion of annual incentive compensation for our CEO, COO, CFO, Sr. Vice President, Operations and each product group vice president is paid over time through a bonus bank concept to provide an incentive for sustained shareholder value creation. Amounts credited to the bonus bank are reduced dollar-for-dollar, should negative results occur in a future period. As a result, net losses in a future period reduce the amount available in the bonus bank and could result in a negative balance.

•

Compensation based on relative company performance: Each year we conduct a review of executive compensation within an insurance peer group to ensure that the Company’s executive compensation remains fair, competitive and consistent with the Company’s absolute and relative performance. The MVP Program for the CEO, COO, CFO and Sr. Vice President, Operations includes an adjustment factor (positive and negative) for relative company performance.

•

Significant executive stock ownership: Our compensation programs encourage our employees to build and maintain an ownership interest in the Company. We have established specific executive stock ownership guidelines and our executive officers whose compensation is included in the Summary Compensation Table (referred to herein collectively as “named executive officers” or “NEOs”), as well as our other executive officers, currently maintain significant share ownership in the Company. As reflected on page 8, as of December 31, 2018, executive officers and Directors beneficially held 5.01% percent of Company shares, providing strong alignment with shareholders.

The ERC believes that the Company’s overall compensation approach provided meaningful incentives for the talented management team at the Company to provide outstanding results for shareholders again this year.

HOW THE ERC OPERATES

ERC MEMBERS

From May 4, 2017 through May 3, 2018,  the members of the ERC were Messrs. McPheeters (Chair), Duclos, Graham, Restrepo and Scanlan.  After May 3, 2018, the members of the ERC were Messrs. Duclos (Chair), Graham, Restrepo and Scanlan. ERC members are nominated by the Nominating/Corporate Governance Committee, elected by the Board and may be removed from the ERC by the Board at any time, with or without cause. The members of the ERC are independent directors under the independence standards developed by the Board, which incorporate all of the NYSE independence standards which are applicable to directors generally, and which are set out under the section entitled Corporate Governance and Board Matters on page 19. The Board annually determines the independence of each member of the ERC under those independence standards.

ERC RESPONSIBILITIES

The ERC operates under a Charter, which can be found on the Company’s website under the Investors section at www.rlicorp.com. The ERC Charter is reviewed annually by the ERC and any proposed changes to the Charter are submitted to the Nominating/Corporate Governance Committee for recommendation to the full Board for approval. The ERC

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is responsible to the Board for: (1) reviewing and providing advice regarding the Company’s executive compensation; (2) reviewing and providing advice regarding the Company’s management succession and development processes; (3) monitoring compensation actions by management below the executive level; (4) producing an annual report on executive compensation for approval by the Board for inclusion in the Company’s proxy statement; and (5) reviewing the Company’s employee benefit plans.

ERC MEETINGS

The ERC held five meetings in 2018. The ERC also held a joint meeting with the Strategy Committee of the Board of Directors to discuss safeguards against unnecessary or excessive risk that could arise from the Company’s executive compensation policies and practices. The agenda for each ERC meeting is established by the Chair of the ERC in consultation with other ERC members, and with Mr. Michael and Kathleen M. Kappes, Vice President, Human Resources.  ERC materials are prepared by Mr. Michael and Ms. Kappes with input from members of senior management and are reviewed and approved by the ERC Chair in advance of distribution to ERC members. The ERC meetings are attended by Mr. Michael, Ms. Kappes and from time-to-time, other members of senior management, who are excused from the meeting during the Committee’s executive session.

RESPONSE TO 2018 SAY-ON-PAY VOTE

At the May 2018 annual shareholder’s meeting, we held a shareholder advisory vote on the compensation of our named executive officers, referred to as a Say-on-Pay vote, with over 98 percent of shareholder votes cast on that item in favor of our executive compensation programs. We considered this vote to represent strong support by shareholders for our long-standing executive compensation policies and practices. In 2018, therefore, the ERC continued its general approach to executive compensation, as described above in “KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION.”

INPUT FROM MANAGEMENT

Mr. Michael plays an important role in the ERC’s consideration of executive compensation levels and the design of executive compensation plans and programs for other senior executive officers. For these individuals, Mr. Michael recommends the following components of executive compensation to the ERC for review and recommendation to the Board:

•	annual base salary levels;

•	annual incentive targets and financial and personal goals; and

•	the form and amount of long-term incentives.

Mr. Michael makes such compensation recommendations based on external market data; achievement of respective performance criteria by each executive; and his judgment related to internal pay equity among Company executives, potential for advancement, and contribution to team initiatives. Mr. Michael also relies upon the input of the senior leadership team when making such recommendations.

COMPENSATION CONSULTANT

The ERC Charter specifically provides that if a compensation consultant is to assist in the evaluation of CEO or senior executive compensation, the ERC has sole authority to retain and terminate the consulting firm including sole authority to approve the firm’s fees and retention terms. Management also has authority to retain a compensation consultant, but may not retain the same compensation consulting firm retained by the ERC without approval in advance by the ERC. The ERC did not retain a compensation consultant in 2018. Management retained Willis Towers Watson in 2018 to provide advice from time to time with respect to elements of executive compensation.

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OVERVIEW OF RLI EXECUTIVE COMPENSATION

OBJECTIVES

The objective of the Company’s executive compensation program is to provide a competitive total executive compensation program linked to Company performance that will attract, retain, and motivate talented executives critical to the Company’s long-term success.

ELEMENTS OF COMPANY EXECUTIVE COMPENSATION

The Company’s total executive compensation program is comprised of the following components, each of which is described in greater detail below:

1.	Total annual cash compensation consisting of:

(a)	Base salary;

(b)	Annual incentive awards under the MVP Program, which incorporates annual and long-term design features, for the CEO; COO; CFO; and Sr. Vice President, Operations;

(c)	Annual incentive awards under the Management Incentive Program (“MIP”) for other home office executives;

(d)	Annual incentive awards under the Underwriter Profit Program for product group executives;

2.	Long-term incentive compensation granted under the LTIPs (as described herein); and under the MVP Program for the CEO; COO; CFO; and Sr. Vice President, Operations.

3.

Limited perquisites. All Company executives are provided with travel accident insurance and are reimbursed for out of pocket costs for an annual health examination not covered by the Company’s health plan. The CEO and COO are permitted to use the Company’s fractionally-owned aircraft for personal use for an hourly rate approved by the Board of Directors, with maximum annual use limited to total charges of 6.5 percent of annual base salary. The Company does not provide any income tax gross-ups.

BALANCE OF SHORT-TERM AND LONG-TERM COMPENSATION

The ERC works to balance short-term and long-term elements of total compensation, as described in the following sections. The goal is to provide a meaningful level of long-term compensation to align with long-term value creation and mitigate the risk that members of management make decisions or take actions solely to increase short-term compensation while adding excessive risk to the Company. In that regard, the ERC believes that a greater percentage of total compensation should be in the form of long-term compensation the more senior the role is. The Committee also takes into account the significant ownership of Company stock by Mr. Michael when determining his long-term incentive award.

We consider those salary and annual incentive amounts earned in 2018 and paid in 2018 to be short-term compensation. MVP Program payments in 2018 made from amounts earned in prior years and credited to the bonus bank for prior year MVP Program awards; and the grant date fair value of stock options awards in 2018, on the other hand, are considered to

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be long-term compensation. The following table compares the percentage of total compensation which is short-term in nature, to the percentage which is long-term in nature.

	Short-Term as % of Total Compensation	Long-Term as % of Total Compensation
	(Salary and Annual Incentive Earned	(Payment from Bonus Bank for Prior Years and
Name	and Paid in 2018)	Grant Date Fair Value of Stock Options Awarded)(1)(2)
Jonathan E. Michael	30%	70%
Craig W. Kliethermes	33%	67%
Thomas L. Brown	37%	63%
Jennifer L. Klobnak (1)	50%	50%
Jeffrey D. Fick (2)	75%	25%

(1)	In 2016 and in prior years, Ms. Klobnak participated in the MIP instead of MVP and consequently her long-term percentage is less than the other NEOs.

(2)

Mr. Fick does not participate in the MVP Program, but instead participates in the MIP, which does not have a bonus bank or long-term payout feature, and consequently his long-term percentage is less than the other NEOs.

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM (MVP PROGRAM) — GENERAL

MVP Defined. As discussed in further detail below, the MVP Program provides a mechanism with which the ERC can correlate incentive compensation to long-term shareholder value creation. The MVP Program uses an economic profit measure called “Market Value Potential” (“MVP”), which measures the after-tax returns earned by the Company above its cost of capital, as a gauge of shareholder value creation. MVP is defined as (1) the Actual Return (the increase in adjusted GAAP book value as defined immediately below), less (2) the Required Return (beginning capital multiplied by the blended cost of capital). If the Company does not earn the Required Return in a given year and MVP is negative, no incentive award is made pursuant to the MVP Program for that year.

For the purposes of the MVP Program, the increase or decrease in GAAP book value is calculated as ending capital less beginning capital. Ending capital is defined as ending GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term debt instruments at the end of the period; and adjusted for capital transactions during the year. Beginning capital is defined as beginning GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term instruments at the beginning of the period. The Company’s blended cost of capital is defined as the weighted average of the cost of equity capital and the cost of debt capital. The cost of equity capital is the average ten-year U.S. Treasury Note rate, plus a market risk premium of five percent modified by the Company’s ten-year beta versus the S&P 500 index. The Company’s cost of debt capital is the forward market rate on its outstanding long-term debt.

MVP Program Participation. Participation in the MVP Program, percentage incentive awards and the formula to calculate MVP are recommended by the ERC and approved annually by the independent Directors of the Board for Mr. Michael and by the entire Board for other participants. In 2018, participation in the MVP Program was limited to Messrs. Michael, Kliethermes, Brown, and Ms. Klobnak. The Board has concluded based on the position responsibilities and ongoing assessment of individual performance against operational and financial goals that the senior executive management team (comprised of the CEO, COO, CFO and Sr. Vice President, Operations) is most responsible for the operating and investment decisions and actions that directly impact the creation of long-term shareholder value, and, therefore, should be rewarded with a portion of their incentive compensation being directly and exclusively tied to the creation of MVP.

MVP Components. As discussed in more detail below, there are two components to the MVP Program. The first component, based on strategic objectives, represents annual compensation. The second component, based on financial objectives, is paid out over time out of amounts credited to a bonus bank, which is at risk of forfeiture based on future performance and as such represents long-term compensation. The component based on financial objectives is also adjusted based on a relative comparison of the Company's five-year growth in book value to that of its Peer Companies. (The

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Company’s relative growth in book value, in turn, is calculated by comparing its compound annual growth rate (“CAGR”) in GAAP comprehensive earnings over the applicable five-year period to that of its Peer Companies. CAGR in comprehensive earnings is calculated based on publicly disclosed comprehensive earnings of Peer Companies for the five-year period ending at the third quarter of the fifth year.)

MVP Percentage Award. For 2018, each participant in the MVP Program received a MVP incentive award expressed as a percentage of MVP created by the Company in that calendar year. Each year the ERC confirms that the percentage awards remain appropriate by reviewing historical incentive award payouts, projected future payouts and resulting total compensation for MVP Program participants, which in turn, is compared to the performance of the Company necessary to achieve such payouts. The ERC compares the performance of the Company and total compensation of the MVP Program participants with comparable performance metrics and compensation at companies in the peer group. The MVP percentage award, expressed as a percentage of MVP, for each participant for 2018 was as follows, the same as for 2017: 2.5 percent for Mr. Michael, 1.8 percent for Mr. Kliethermes, 1.0 percent for Mr. Brown, and 1.0 percent for Ms. Klobnak. The ERC set the percentage incentive awards for 2018 based on the factors described above and based on the range of expected MVP to be created by the Company in 2018 and the projected incentive awards and incentive payouts that would result.

Individual MVP Award payments during any fiscal year, including payments from amounts credited to a bonus bank in prior years, are capped at $7.5 million under the terms of the RLI Corp. Annual Incentive Compensation Plan approved by Shareholders in 2016 and amended in 2018. Pursuant to the Annual Incentive Compensation Plan, under which the MVP Program operates, the Board of Directors may exercise discretion to decrease MVP Awards based on such objective or subjective criteria it deems appropriate.

ANNUAL COMPENSATION

BASE SALARY

Executive base salaries are targeted to be at the median base salary for comparable positions in the insurance industry, taking into account performance, experience, potential and the level of base salary necessary to attract and retain top executive talent.

In 2018, the ERC set base salary ranges for the CEO, CFO and COO based on publicly available executive compensation data for 2018 from the following peer companies:

Peer Companies for Assessing 2018 Compensation (“Peer Company(ies)”).
Alleghany Corporation AmTrust Financial Services, Inc. Argo Group Intl Holdings, Ltd. Aspen Insurance Holdings Limited Global Indemnity Limited The Hanover Insurance Group, Inc.

James River Group Holdings, Ltd.

The Navigators Group, Inc.

Old Republic International Corporation

ProAssurance Corporation

Protective Insurance Corporation (formerly Baldwin & Lyons, Inc.)

Selective Insurance Group, Inc.

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The ERC selected these Peer Companies based on its judgment. Each of the Peer Companies competes within the property and casualty insurance industry and sells a variety of specialty insurance products that serve both commercial entities and individuals that can generally be defined as specialty in nature, or targeted toward niche markets. The Peer Companies have established records of financial performance, and most have been publicly traded for at least five years, facilitating the comparison of the Company’s financial performance to that of the Peer Companies. The ERC also reviews the market capitalization of the Company compared to the Peer Companies to ensure that the Company is at or near the median market capitalization among those companies. For the Peer Company comparison performed in 2018, the Company’s market capitalization was sixth among thirteen companies within the peer group.

Each year, the ERC compares the relative ranking among the Company and Peer Companies based on the most recently available public data (2017 data reviewed in 2018) for base salaries and total compensation for the CEO, COO and CFO positions to the relative performance ranking for the following publicly available performance metrics for the prior year: price-to-book ratio; return on equity; combined ratio; and total shareholder return ("TSR") for one, three and five-year time frames to determine the overall competitiveness of the Company’s executive compensation. The Company’s rank among the Peer Companies for 2018, based on 2017 results, is shown in the table below:

Performance Metric	Price/Book	Return on Equity	Combined Ratio	One-Year TSR	Three-Year TSR	Five-Year TSR
RLI Rank	1	1	3	7	8	5

Base salaries and total compensation for other NEOs and executive positions are established by reference to the publicly available survey data, including median base salary levels, for comparable executives in the insurance industry.

At the May 2018 Board meeting, when the annual review of base salaries was conducted by the ERC, Mr. Michael recommended no base salary increase for himself.  Based on an assessment of annual cash compensation levels (base salary and annual incentive payouts from the MVP Program), Mr. Michael recommended a 5.26% increase for Mr. Kliethermes and a 2.35% increase for Mr. Brown.  Mr. Michael also recommended a 4.62% increase for Ms. Klobnak and a 3.13% increase for Mr. Fick in light of the placement of their respective base salaries compared to other similar positions in the insurance industry. The ERC and Board approved Mr. Michael’s recommendations.

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — ANNUAL INCENTIVE COMPENSATION COMPONENT

Twenty percent of the preliminary MVP award calculated for each participant is evaluated against annual objectives and an achievement rating of 0 to 100 percent is assigned to that portion of the award. This amount represents the annual compensation component of the MVP Program award (The long-term incentive component of the MVP Program is explained under the section Long-Term Compensation on pages 41-43). For 2018, Messrs. Michael, Kliethermes, and Brown and Ms. Klobnak shared annual objectives related to the advancement of operational efficiencies through the strengthening of core infrastructure; the improvement of the customer experience; talent development; relative annual financial performance; and growth initiatives.  The annual objectives are established as difficult stretch goals, requiring superior effort and execution to achieve 100% on all goals.  The annual objectives component of an MVP award will only be paid if objectives are achieved and if positive MVP is created for shareholders. If MVP is positive and annual objectives are achieved, the annual objectives component of the award will be paid annually to provide direct linkage of annual incentive compensation for the achievement of those annual goals. However, if MVP is negative for a year, no MVP award will be made for that year with respect to the annual objectives component.

In 2016 and prior years, Ms. Klobnak participated in the MIP discussed immediately below.  Under the MIP, annual bonuses are paid out in their entirety, compared to annual bonuses under the MVP Program which are credited to a bonus bank, with 33 percent of the bonus bank paid out annually. As a transition from participation in MIP to the MVP Program, the ERC agreed that for 2017, Ms. Klobnak would be paid the greater of the bonus calculated under MIP or the MVP Program, with

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such amount deducted from her MVP bonus bank. Based on 2017 results, the bonus payable to Ms. Klobnak was greater under the MVP Program.  Effective January 1, 2019, Ms. Klobnak no longer participates in the MIP.

For 2018, annual objectives were evaluated by the Committee and an 89 percent overall achievement factor was applied. The following annual incentive compensation was paid to each participant under the MVP Program:

Calculation of MVP Program Annual Incentive Award

	(A)	(B)	(C = A x B)	(D = C x 20%)	(E = % Achieved)	(F = D x E)
	2018 MVP	Percentage	2018 Preliminary	20% Annual Component	Achievement	2018 Annual
Participant	Created	Award	MVP Award	Based on Strategic Goals	Rating	Incentive Award
J. Michael	$12,119,000	2.5%	$302,975	$60,595	89%	$53,930
C. Kliethermes	$12,119,000	1.8%	$218,142	$43,628	89%	$38,828
T. Brown	$12,119,000	1.0%	$121,190	$24,238	89%	$21,572
J. Klobnak	$12,119,000	1.0%	$121,190	$24,238	89%	$21,572

MANAGEMENT INCENTIVE PROGRAM (MIP)

Participants in the MIP include home office vice presidents, assistant vice presidents and other senior managers. Awards are granted annually and expressed as a percentage of year-end base pay based on targets for three financial goals: operating return on equity (“ROE”), combined ratio, and MVP. Awards are based on actual results for these metrics and achievement of personal objectives.

ROE and combined ratio are used as financial goals to provide an incentive to increase annual profitability. ROE is a ratio calculated as our operating earnings divided by our beginning equity adjusted for capital transactions such as share repurchases and special dividends. Operating earnings, in turn, are our net earnings minus realized investment gains or losses net of tax. Combined ratio is an expense measure and is calculated as the sum of our incurred losses and settlement expenses plus our policy acquisition costs and operating expenses, divided by our net premiums earned. The difference between the combined ratio and 100 reflects the per-dollar rate of underwriting income or loss. MVP is used as a financial goal as a proxy for shareholder value creation and is explained on pages 37-38.

Actual awards for a year are paid in the first quarter of the following year. The ERC approves award levels for MIP participants at the vice president level, who are designated as executive officers under Section 16 of the Exchange Act. Mr. Michael approves award levels for other MIP participants.

For 2018, Mr. Michael recommended, and the ERC approved, a MIP maximum annual incentive opportunity for Mr. Fick of 90 percent of his year-end base salary, 72 percent of which was based on the achievement of financial goals of MVP, ROE and combined ratio and 18 percent of which was based on personal objectives related to strategic projects.

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Targets levels and corresponding achievement levels for actual results for financial goals are measured according to the following schedules.

MIP Maximum
		90% Maximum			90% Maximum	Target		90% Maximum
Target ROE %		Bonus %		Target MVP	Bonus %	Combined Ratio		Bonus %
Less than	6.0	0.000	Less than	$0	0.000	Greater than	100.0	0.000
	7.0	2.667		12,000,000	2.618		99.0	1.212
	8.0	5.333		24,000,000	5.236		97.0	3.636
	9.0	8.000		36,000,000	7.854		95.0	6.061
	10.0	10.667		48,000,000	10.473		92.6	8.970
	11.0	13.333		60,000,000	13.091		90.0	12.121
	12.0	16.000		72,000,000	15.709		87.6	15.030
	13.0	18.667		84,000,000	18.327		85.0	18.182
	14.0	21.333		96,000,000	20.945		82.6	21.091
Max	15.0	24.000	Max	110,000,000	24.000	Max	80.0	24.000

In 2018,  the following MIP awards were calculated based on the corresponding actual results:

2018 MIP Award
					Actual		Personal
Participant	Actual ROE %	Bonus %	Actual MVP	Bonus %	Combined Ratio	Bonus %	Objective %	Total MIP %	Total MIP Bonus
Jeffrey D. Fick	10.8	12.803	$12.1M	2.640	94.7	6.424	18.000	39.867	$ 131,561

LONG-TERM COMPENSATION

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — LONG-TERM INCENTIVE COMPENSATION COMPONENT AND FORFEITURE PROVISION (CLAWBACK)

The MVP Program is described on pages 37-38. Eighty percent of the preliminary MVP award calculated under that program (which will be positive if MVP is positive, or negative if MVP is negative) is subject to an assessment of Company performance compared to Peer Companies (the “financial component”). This represents the long-term component of the MVP award. The financial component of a preliminary award will be adjusted in a range from a 20 percent reduction (minimum) to a 25 percent increase (maximum) based on the Company’s long-term performance relative to Peer Companies measured by five-year growth in book value per share. The Company’s relative growth in book value is calculated by comparing its CAGR in GAAP comprehensive earnings over the applicable five-year period to that of its Peer Companies. CAGR in comprehensive earnings is calculated based on publicly disclosed comprehensive earnings of Peer Companies for the five-year period ending at the third quarter of the fifth year. The adjustment to the financial component is made according to the following schedule:

Adjustment of Preliminary Financial Award Based on RLI’s Relative Five-Year Book Value per Share Growth
Relative Performance	Adjustment
90th percentile of peers or greater	125% (maximum)
60th percentile of peers	100% (target)
33rd percentile of peers or less	80% (minimum)
Results between the stated values for relative performance will be interpolated to determine the achievement rating.

As noted above, the Company must perform at the 60th percentile, above the median of long-term performance of Peer Companies, in order for 100 percent of the long-term financial component of an MVP award otherwise earned to be made.

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The financial component of an MVP award earned is not immediately paid to participants; rather it is credited (if positive) or charged (if negative) to each participant’s long-term bonus bank. A bonus bank, in turn, may be positive or negative based on prior year results. The bonus bank is paid annually at a rate of 33 percent of a positive bank balance, meaning that it will take more than 10 years to completely pay out an incentive award for a given year deposited into a bonus bank.

Until paid out, all amounts in the MVP Program bonus bank are subject to a risk of forfeiture if future financial performance results in a negative MVP calculation. In other words, negative MVP charged to a bonus bank will reduce a positive balance in that bonus bank, effectively causing a forfeiture of such positive balance. If a bonus bank is negative after the financial component of an MVP award is credited or charged to a bonus bank, no award will be paid from the bank until it is positive as a result of future positive amounts credited to the bank. The forfeiture provision in the MVP Program bonus bank in the event of negative MVP, in effect, operates as a clawback for negative shareholder results by reducing the amount payable from the bonus bank when the Company has negative MVP. In light of the clawback feature of the MVP Program in the event of negative MVP, and given the lack of a regulatory framework for clawbacks under the Dodd-Frank Act, the ERC has decided to wait to implement broader clawback provisions until after such regulations are finalized.

The Company’s MVP in 2018 was $12.1 million compared to MVP of $86.5 million in 2017. The following table shows the manner in which 2018 annual and long-term MVP award payouts and remaining at-risk bank balances were calculated for Messrs. Michael, Kliethermes, Brown and Ms. Klobnak.

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2018 MVP Program Incentive Awards and Payouts

Personal Objectives Achieved	89.0%
Peer Company Adjustment Factor	125%
(A)
2018 MVP Achieved (after tax)	$12,119,000

Formula for
2018 MVP Award:	(B)	(C = A x B)	(D = C x 20%)	(E = D x % Achieved)	(F = C x 80%)	(G = F x Peer Factor)
			Personal	Personal		Financial
		Preliminary	Objectives	Objectives	Financial	Award
Participant	MVP %	MVP Award ($)	Component ($)	Award ($)	Component ($)	($)
Jonathan E. Michael	2.5%	302,975	60,595	53,930	242,380	302,975
Craig W. Kliethermes	1.8%	218,142	43,628	38,828	174,514	218,142
Thomas L. Brown	1.0%	121,190	24,238	21,572	96,952	121,190
Jennifer L. Klobnak	1.0%	121,190	24,238	21,572	96,952	121,190

Formula for 2018
Payout from MVP Bank:	(H)	(G)(from above)	(I = G + H)	(J = I x 33%)	(K = I - J)
	Beginning Bank	2018 Award	Total Pre-payout	Payout	Remaining
Participant	Balance ($)(1)	Credited to Bank ($)	Balance ($)	of Bank ($)	At-Risk Bank
Jonathan E. Michael	4,803,506	302,975	5,106,481	1,685,139	3,421,342
Craig W. Kliethermes	2,479,087	218,142	2,697,229	890,086	1,807,143
Thomas L. Brown	1,662,356	121,190	1,783,546	588,570	1,194,976
Jennifer L. Klobnak	591,237	121,190	712,427	235,101	477,326

Formula for Total
2018 MVP Payout:		(E)(from above)
	(J)(from above)	Payout of 2018	(L = J + E)
	Payout	Personal Objectives	Total 2018
Participant	of Bank ($)	Component ($)	Payout ($)
Jonathan E. Michael	1,685,139	53,930	1,739,069
Craig W. Kliethermes	890,086	38,828	928,914
Thomas L. Brown	588,570	21,572	610,142
Jennifer L. Klobnak	235,101	21,572	256,673

(1)Under the terms of the MVP Program, interest at the three-year U.S. Government Treasury Note rate (1.98 percent) was accrued on the unpaid bonus bank balance on December 31, 2018. The following interest was accrued to the December 31, 2018 bonus bank balance as follows: Mr. Michael, $93,263; Mr. Kliethermes, $48,133;  Mr. Brown, $32,276; and Ms. Klobnak $11,479.

LONG-TERM INCENTIVE PLANS

The Company has two long-term incentive plans which cover our award of equity/stock-based compensation to participants.  Those plans are the 2010 Long-Term Incentive Plan (“2010 LTIP”) effective from 2010 to 2015, and the 2015 Long-Term Incentive Plan (“2015 LTIP”).  The 2010 LTIP is inactive and the 2015 LTIP is currently in effect. Together, these plans are sometimes referred to as “LTIPs”.

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The 2010 LTIP was adopted in 2010. The 2015 LTIP, described immediately below, was adopted in 2015 and replaced the 2010 LTIP. Messrs. Michael, Kliethermes, Brown, Fick, and Ms. Klobnak have outstanding stock option awards under the 2010 LTIP and the 2015 LTIP.

The purpose of our LTIPs is to promote the interests of the Company and its shareholders by providing key personnel of the Company with an opportunity to acquire an equity interest in the Company and rewarding them for achieving or exceeding the Company’s performance goals. The grant of equity awards, the value of which is related to the value of the Company’s Common Stock, aligns the interests of the Company’s executive officers with that of the shareholders. The ERC believes this arrangement develops a strong incentive for Company executives to put forth maximum effort for the continued creation of shareholder value and long-term growth of the Company.

Under the Company’s 2015 LTIP, certain employees, officers and directors of the Company are eligible to receive equity awards in a variety of forms including non-qualified stock options, stock appreciation rights, performance units, restricted stock awards and other equity awards. All executives at the Company are required to own a significant level of Company stock, stated as a multiple of base salary. Equity grants provide a means for executives to meet their ownership requirement. As explained further on page 48, executives are required to hold all net shares from an equity grant until their stock ownership level is met.

The ERC believes equity awards serve as incentives to executives to maximize long-term growth and profitability of the Company, an arrangement that benefits both the executives and shareholders. Equity awards also provide a means to attract and retain key employees. The ERC establishes and recommends to the independent Directors of the Board the annual equity award for Mr. Michael, which is established based on a review of long-term incentive compensation of CEO positions among the Peer Companies described above, an assessment of his performance and initiatives underway and a comparison of his equity awards compared to awards to other executives. A target range of the value of annual equity awards, expressed as a percentage of base salary based on peer company comparisons and executive compensation benchmarking surveys, has been established for all other Company executives.

In 2018, the Company awarded long-term incentives in the form of non-qualified stock option grants to the NEOs in amounts recommended by the ERC and approved by the Board of Directors (independent Directors with respect to Mr. Michael’s award). The ERC believes that non-qualified stock options provide an effective form of performance-based compensation to align the interests of NEOs and shareholders. In reaching that conclusion, the ERC considered the following: stock options provide more leverage than equity awards such as restricted stock; are directly aligned with shareholder interests since they provide rewards only with share price appreciation; and, are understood and supported by recipients. Other Company employees eligible for long-term incentive awards received non-qualified stock options and restricted stock units in 2018.

The Company targets long-term incentives at approximately the median of competitive market data. Mr. Michael recommends to the ERC proposed long-term incentive awards within the target range for each executive officer based on the executive officer’s position and a subjective assessment of the executive officer’s individual performance and anticipated future contributions to the Company. The ERC considers Mr. Michael’s recommendations and then approves and recommends stock option awards to the Board for approval. Options expire eight years after grant.

Stock options vest over five years at the rate of 20 percent per year, or upon termination of employment due to the death, disability, or qualified retirement of the recipient. Upon termination of employment (other than due to death, disability, or retirement), vested options must be exercised within the earlier of 90 days of termination or expiration of the option award, except that options are forfeited in the event the employment of an option recipient is terminated for cause.

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EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

The Company’s ESOP offers another performance-based means of retaining and motivating employees, including executive officers, who work 1,000 or more hours per year, by offering ownership in the Company on a long-term basis. The Board may approve an annual contribution to the ESOP based on the profitability of the Company that is used by the ESOP to purchase Common Stock on behalf of participating employees, including executive officers. For 2018, the ERC recommended and the Board approved a discretionary profit sharing contribution to the ESOP of 4.5 percent of participants’ eligible compensation. In addition, plan forfeitures equal to 0.208 percent of eligible compensation were added to all participants’ accounts.

401(K) PLAN

The Company sponsors a 401(k) Plan in which all employees, including executive officers, scheduled to work 1,000 or more hours per year, are entitled to participate. All participants receive a “safe harbor” annual contribution by the Company to their 401(k) accounts of three percent of eligible compensation. The Board may also approve discretionary profit sharing contributions to the 401(k) Plan. For 2018,  in addition to the safe harbor three percent annual contribution, the ERC recommended and the Board approved a discretionary profit sharing contribution to the 401(k) of 1.5 percent of participants’ eligible compensation and plan forfeitures equal to 0.056 percent of eligible compensation were added to all participants’ accounts.

DEFERRED COMPENSATION PLAN (DEFERRED PLAN)

Under the Company’s Deferred Plan, an executive officer may elect to defer up to 100 percent of total cash compensation after payroll deductions. Upon an election by an executive officer to defer compensation (a “Participant”), the Company allocates to the Participant RLI stock credits equal to the number of shares that could be purchased with the amount deferred.  Additional RLI stock credits are allocated to a Participant’s account equal to shares of RLI stock that could be purchased with dividends paid on RLI stock credited to a Participant’s account.  The Company transfers cash equal to the amount deferred to a bank trustee under an irrevocable trust established by the Company, and the trustee purchases a number of shares of Common Stock of the Company representing an amount equal to the compensation deferred by the Participant. Dividends paid on the shares in such trust are used by the trustee to purchase additional shares of Common Stock of the Company, which are placed in the trust. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Deferred Plan generally provides that the shares credited to the Participant’s account will be transferred to the Participant upon termination of employment over five years. Messrs. Michael, Kliethermes, Brown, Fick, and Ms. Klobnak did not elect to defer any income for 2018.  Messrs. Michael, Kliethermes, and Brown have deferred income under the Deferred Plan in prior years.

KEY EMPLOYEE EXCESS BENEFIT PLAN (KEY PLAN)

The purpose of the Key Plan is to restore benefits lost to certain executive officers under the ESOP and 401(k) Plan due to limitations on benefits contained in the Internal Revenue Code (a “Key Participant”). The Company determines the benefits the Key Participant would have earned in the 401(k) and ESOP but for the limitation in the Internal Revenue Code on the maximum compensation on which those benefits may be calculated, and then transfers such amount to a bank trustee under an irrevocable trust established by the Company. The trustee then purchases a number of shares of RLI stock having a value equal to the amount contributed to the trust. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Key Plan generally provides that dividends are credited to the Key Participant’s account and reinvested in shares of Common Stock of the Company held in the Rabbi Trust. The shares credited to the Key Participant’s account pursuant to the Key Plan will be paid upon termination of employment in five annual installments. Mr. Michael ceased active participation in the Key Plan in 2005. Dividends on his shares under the Key Plan continue to be credited to his account in the Key Plan. No other employee participates or has participated in the Key Plan, which is now frozen.

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ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

The following table shows potential amounts payable to each NEO had their employment terminated on December 31, 2018 based on the following scenarios: departure other than death, disability, or retirement; departure from death, disability, or retirement; for cause; and change in control.

Post Termination Compensation

				Deferred
	Termination of			Compensation
Name	Employment Scenarios	MVP/MIP ($)	LTIPs ($)	($)	Key Plan ($)	Total ($)
Jonathan E. Michael	Departure Other Than Death, Disability, or Retirement	N/A (1)	N/A (1)	3,723,459	9,226,118	12,949,577
	Departure From Death, Disability, or Retirement	5,160,411	2,577,660	3,723,459	9,226,118	20,687,648
	For Cause	0	0	3,723,459	9,226,118	12,949,577
	Change in Control	5,160,411	2,577,660	3,723,459	9,226,118	20,687,648
Craig W. Kliethermes	Departure Other Than Death, Disability, or Retirement	0	161,952	1,330,509	N/A	1,492,461
	Departure From Death, Disability, or Retirement	2,736,057	1,472,768	1,330,509	N/A	5,539,334
	For Cause	0	0	1,330,509	N/A	1,330,509
	Change in Control	2,736,057	1,472,768	1,330,509	N/A	5,539,334
Thomas L. Brown	Departure Other Than Death, Disability, or Retirement	0	123,672	505,021	N/A	628,693
	Departure From Death, Disability, or Retirement	1,805,118	1,122,400	505,021	N/A	3,432,539
	For Cause	0	0	505,021	N/A	505,021
	Change in Control	1,805,118	1,122,400	505,021	N/A	3,432,539
Jennifer L. Klobnak	Departure Other Than Death, Disability, or Retirement	0	452,692	N/A	N/A	452,692
	Departure From Death, Disability, or Retirement	733,999	1,038,780	N/A	N/A	1,772,779
	For Cause	0	0	N/A	N/A	0
	Change in Control	733,999	1,038,780	N/A	N/A	1,772,779
Jeffrey D. Fick	Departure Other Than Death, Disability, or Retirement	131,561	63,808	N/A	N/A	195,369
	Departure From Death, Disability, or Retirement	131,561	556,348	N/A	N/A	687,909
	For Cause	0	0	N/A	N/A	0
	Change in Control	131,561	556,348	N/A	N/A	687,909

(1)     Mr. Michael has met the requisite age and years of service to qualify for retirement upon his departure from the Company.

The Company has not entered into any employment or severance agreements or arrangements with any of its executive officers that would compensate the executive officers for or after departing the Company. The following paragraphs describe the circumstances under which the retirement or other termination of employment will result in a payment to an NEO under the Company’s annual and long-term incentive plans.

MVP/MIP. Under the Company’s MVP Program, an employee must be employed on Bonus Payment Date in order to receive a bonus for that year, unless the employee’s termination of employment was due to death, disability, or Retirement. Under the Company’s MIP Program, an employee must be employed on the last calendar day of the year in order to receive a bonus for that year, unless the employee’s termination of employment was due to death, disability, or Retirement.  Retirement requires: in order to receive a bonus payout for that year, or from a bonus bank if applicable, (1) the termination of employment of an employee who has reached age and years of service equal to or greater than 75 at the time of departure; or (2) the termination of employment of an employee who satisfies a non-competition covenant or other terms and conditions specified by the Company. The amounts in the above table show annual incentives payable upon termination of employment in the event of a death, disability, or Retirement assuming all NEOs would have met the definition of Retirement at year-end 2018, although only Mr. Michael has met the definition based on age and years of service.

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Upon the termination of employment of a participant qualifying as retirement, a positive MVP bonus bank calculated on the last day of the quarter during which the participant’s employment ended will be paid to a participant in a lump sum on the first day of the seventh month after termination if the participant is age 65 or older, and as a quarterly annuity starting after the first day of the seventh month after termination, and continuing to age 65 using the interest rate for the five-year Treasury Note in effect at the date of Retirement if the Participant’s age is less than 65. A bonus bank balance will also be calculated at the end of the quarter prior to a participant’s termination of employment and the Company may, in its discretion, pay the lower of the calculated bonus banks. All such payments upon a termination of employment qualifying as retirement are subject to ongoing restrictions on: the participant’s employment in the insurance industry; solicitation of Company employees for employment elsewhere; solicitation of business away from the Company; and disclosure of confidential information of the Company.

Long-Term Incentives. Under the terms of our LTIPs, stock option grants automatically vest upon the death or disability of an optionee, but will vest upon the Retirement of an optionee only if the underlying stock option agreement so provides. The awards of stock options to the NEOs, and all other stock option recipients at the Company, provide for the immediate vesting of outstanding unvested stock options in the event of a recipient’s termination of employment qualifying as a retirement. Retirement is defined under the LTIPs as the termination of employment of a participant who has combined age and years of service of 75 or greater at the time of departure. Stock options must be exercised within the earlier of one year of the death of an optionee, or three years of the termination of employment due to the disability or Retirement of an optionee, and the original expiration date of the stock option award. In the event of the termination of employment of an optionee for reasons other than death, disability, or Retirement, vested options must be exercised within the earlier of 90 days of the termination of employment or the original expiration of the option award. In 2018, Mr. Michael’s respective age and years of service exceeded 75. Accordingly, upon Mr. Michael’s termination of employment with the Company, all of his respective unvested stock option grants will immediately vest, expiring on the earlier of the original expiration date or three years.

For Cause. In the event of a termination for cause, all unpaid bonuses, amounts in a bonus bank, and unexercised stock options are forfeited.

Change in Control. In the event of a change in control of the Company, as defined under the 2015 LTIP, the Board must take one of two actions with respect to outstanding stock option awards. Under the first alternative, the Board must make appropriate provisions for the replacement of the outstanding awards by the substitution of equity based awards of the surviving company with substantially similar terms and conditions, with full vesting for qualifying terminations of employment, such as involuntary termination by the Company or termination by the employee with good reason, in either case, within two years following the fundamental change. Alternatively, the Board must permit the options to be exercised prior to the change in control, or cashed out as part of the change in control. For illustration purposes, the table shown on the previous page assumes the Board of Directors had exercised discretion as described above to cash out outstanding stock options granted by permitting each participant to exercise all outstanding stock options as of December 31, 2018 to realize the in-the-money value of those options.

The 2016 RLI Corp. Annual Incentive Compensation Plan, which governs the MVP and MIP bonus program, includes a change in control provision, with “change in control” defined as in the 2015 LTIP.  The Annual Incentive Compensation Plan provides that upon change in control, any amounts credited to a bonus bank and any amounts earned during a full or partial performance period shall not be forfeited, but will be paid out as specified under the applicable bonus program.  The amounts shown in the table above show the full bonus bank balance under the MVP Program for Messrs. Michael, Kliethermes, Brown and Ms. Klobnak and the full year bonus under the MIP Program for Mr. Fick.

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STOCK OWNERSHIP/RETENTION GUIDELINE

It is the Company’s belief that key executives should hold significant amounts of Company stock. The value of all shares owned or vested, including: those held outright; those in benefit plans; and the value of in-the-money vested stock options, must equal or exceed a multiple of their annual base salary, as shown below:

Position	$ Value of Shares
CEO	6.0	x	Base Salary
COO	4.0	x	Base Salary
CFO; Executive VP	3.0	x	Base Salary
Senior Vice President	2.0	x	Base Salary
Vice President	1.5	x	Base Salary

Executives to whom this Guideline applies are encouraged to reach their respective stock ownership level within five years of the date on which an individual assumes an executive position covered by this Guideline. Until an executive reaches the required ownership level, all net shares obtained from the exercise of stock options or other long-term incentive awards must be retained and may not be sold. The ERC reviews the progress of executives, to whom the Guideline applies, toward their stock ownership goal each year. All NEOs have met their respective stock ownership goals.

The Company implemented a formal policy in 2015, paragraph 10 of the RLI Corp. Insider Trading Policy, prohibiting the NEOs from using financial instruments to reduce the risk of holding company stock (hedging); or from using Company shares for margin trading or collateral purpose.  At the time the policy was implemented, none of the NEOs had engaged in hedging, pledging, or margining shares of RLI stock. Paragraph 10 of the RLI Corp. Insider Trading Policy applies to Directors, Executive Officers (identified on the following page), and other officers of the Company at the level of Vice President or higher and provides as follows.

“Section 16 Reporting Persons, as well as all other officers of the Company at the Vice President level and higher, are prohibited from engaging in financial instruments (forward sales, purchase contracts, equity swaps, collars, exchange funds, etc.) that are designed to hedge or offset any decrease in the market value of Company Securities, including, without limitation, put options, call options and short sales (“hedging”). Such hedging transactions are speculative in nature and could improperly reduce individual risk, and therefore are inconsistent with the Company’s risk management and corporate governance policies.

Securities held in a stock trading account as collateral for a margin loan (a “margin account”) or otherwise pledged as collateral for a loan (“pledging”) are subject to sale without the owner’s consent or even knowledge in some cases. Thus, a margin sale or foreclosure sale of Securities may occur at a time when the pledgor is aware of Material Non-Public Information or otherwise is not permitted to trade in such Securities. Consequently, Section 16 Reporting Persons are prohibited from using Company Securities as collateral in a margin account or otherwise pledging Company Securities as loan collateral. Other officers of the Company at the Vice President level and higher who are not Section 16 Reporting Persons may margin or pledge their Company Securities as collateral in margin accounts or otherwise for loan security, but subject to a maximum of 25% of their individual total Company Security holdings at any time. The preclearance procedures set forth in Section 11 below must be followed prior to using Company Securities as collateral in such events.”

Other employees of the Company are not prohibited from hedging or pledging RLI shares, but may not enter into such a transaction during a Company Quiet Period established prior to each quarterly earnings release (and, which may be established, in connection with other transactions or events).

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EXECUTIVE MANAGEMENT

EXECUTIVE OFFICERS

The Compensation Discussion & Analysis provides information about the fiscal 2018 compensation programs for our executive officers who, in 2018, were:

Name	Age	Position with Company	Executive Officer Since
Jonathan E. Michael	65	President & Chief Executive Officer	1985
Craig W. Kliethermes	54	President & Chief Operating Officer of the Company’s principal insurance subsidiaries	2007
Thomas L. Brown	62	Sr. Vice President, Chief Financial Officer	2011
Jennifer L. Klobnak (1)	47	Sr. Vice President, Operations of the Company’s principal insurance subsidiaries	2016
Jeffrey D. Fick (2)	58	Sr. Vice President, Chief Legal Officer	2016
Todd W. Bryant	50	Vice President, Finance, and Controller	2009
Aaron P. Diefenthaler	45	Vice President, Chief Investment Officer, and Treasurer	2012

(1)

Ms. Klobnak was promoted to Sr. Vice President, Operations of the Company’s principal insurance subsidiaries in January 2016.  Prior to her promotion Ms. Klobnak had been Senior Vice President, Risk Services from May 2014 through December 2015 and Vice President, Risk Services from July 2012 through April 2014.

(2)	Mr. Fick was promoted to Sr. Vice President, Chief Legal Officer in October 2016. Prior to his promotion Mr. Fick had been Vice President, Human Resources since October 2005.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The aggregate compensation earned from the Company and its subsidiaries during the last fiscal year is set forth below for the Company’s President & CEO; Sr. Vice President, Chief Financial Officer; and the other three most highly compensated executive officers, referred to herein collectively as “named executive officers” or “NEOs”. None of the NEOs have an employment contract with the Company.

The key elements of compensation presented in the summary compensation table include base salary (column c); payouts under annual incentive programs (column g); and stock option awards (column f). Amounts reflected in the column titled “Non-Equity Incentive Plan” for Messrs. Michael, Kliethermes, and Brown reflect payouts from each of their respective MVP Program bonus bank accounts of amounts earned in prior years based on financial performance of the Company in those years. As described in greater detail on pages 41-43, payouts under the long-term component of the MVP Program are reflective of amounts earned in prior years, which are banked and paid out over a period of time of up to 10 years.

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							Change In Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and			Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)	($)	($)	($)(1)	($)(2)	Earnings ($)	($)(3)(4)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jonathan E. Michael	2018	775,000	0	0	629,101	1,739,069	–	69,824	3,212,994
President & Chief Executive Officer	2017	775,000	0	0	441,938	2,683,400	–	89,413	3,989,751
	2016	775,000	0	0	409,038	2,682,514	–	66,378	3,932,930

Craig W. Kliethermes	2018	490,385	0	0	412,400	928,914	–	29,550	1,861,249
President & Chief Operating Officer of the	2017	475,000	0	0	332,220	1,459,006	–	38,214	2,304,440
Company’s principal insurance subsidiaries	2016	473,269	0	0	342,600	1,197,193	–	39,580	2,052,642

Thomas L. Brown	2018	431,154	0	0	309,300	610,142	–	28,260	1,378,856
Sr. Vice President, Chief Financial Officer	2017	425,000	0	0	253,120	948,247	–	43,458	1,669,825
	2016	417,308	0	0	262,660	888,975	–	33,828	1,602,771

Jennifer L. Klobnak	2018	334,231	0	0	206,200	256,673	–	25,490	822,594
Sr. Vice President, Operations of the	2017	319,231	0	0	174,020	430,927	–	36,568	960,746
principal insurance subsidiaries	2016	298,462	0	0	125,620	184,546	–	33,828	642,456

Jeffrey D. Fick	2018	326,154	0	0	154,650	131,561	–	27,745	640,110
Sr. Vice President, Chief Legal Officer	2017	314,231	0	0	142,380	181,682	–	38,745	677,038
	2016	302,308	0	0	114,200	158,515	–	36,222	611,245

(1)

The amounts shown in column (f) reflect the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2019.

(2)

The amount shown in column (g) for Messrs. Michael, Kliethermes, Brown and Ms. Klobnak (2018 and 2017 only) reflects the cash awards paid under the MVP Program, which is discussed in further detail on pages 37-38, and includes the annual award payout under that Program and long-term payout reflecting 33 percent of their respective bonus bank balances. The bank balance, in turn, includes amounts credited to their bonus banks for 2018.  The amount reflected in column (g) for Ms. Klobnak (2016 only) and Mr. Fick reflects the cash award paid under the MIP, which is discussed in further detail on pages 40-  41.  Mr. Fick’s 2016 MIP was awarded based on a prorated amount equal to 1) 75 percent of his base salary while serving as Vice President, Human Resources where 60 percent of which was based on the achievement of financial goals of MVP, ROE and combined ratio and 15 percent of which was based on personal objectives related to strategic projects and 2) 90 percent of his base salary while serving as Sr. Vice President, Chief Legal Officer where 72 percent of which was based on the achievement of financial goals of MVP, ROE and combined ratio and 18 percent of which was based on personal objectives related to strategic projects.

(3)	The amounts shown in column (i) include:

a.	A Company contribution to the ESOP of $12,946 for 2018; $18,404 for 2017; and $22,993 for 2016 for each of the NEOs.

b.	A Company contribution to the 401(k) Plan of $12,528 for 2018; $18,147 for 2017; and $12,817 for 2016 for each of the NEOs.

c.

Amounts for executive physical examinations for Messrs. Michael, Kliethermes, Brown, and Fick; and proportionate amounts of travel accident insurance provided for all Company management at the assistant vice president level and above.

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(4)

Messrs. Michael and Kliethermes were authorized by the Board to use the Company’s fractionally-owned aircraft for personal use in 2018, at an hourly rate established from time to time by the Board, limited to the maximum hourly charges equal to 6.5 percent of base salary. From January 1, 2016 until September 1, 2016 the hourly rate was set at was set at $1,800 per hour.  From September 1, 2016 until August 31, 2018, the hourly rate was set at $1,600 per hour. The hourly rate after September 1, 2018 was set at $1,800 per hour. The amounts included in the All Other Compensation column for Messrs. Michael and Kliethermes reflect the difference between the Company’s hourly variable operating costs, less the hourly rates paid by them, for all personal hours flown in a year as reflected in column (e) in the following table:

		(a)	(b)	(c)	(d = b - c)	(e = a x d)
	Year	Personal hours flown	Company variable operating cost per hour flown	Hourly rate charged for personal hours flown	Aggregate incremental cost to Company per personal hour flown	Total aggregate incremental cost to Company for all personal hours flown in year
Jonathan E. Michael	9/1 - 12/31/2018	8.2	$ 3,319	$ 1,800	$ 1,519	$ 27,540
	1/1 - 8/31/2018	10.6	$ 3,023	$ 1,600	$ 1,423
	2017	24.3	$ 3,129	$ 1,600	$ 1,529	$ 37,155
	9/1 - 12/31/2016	5.8	$ 2,827	$ 1,600	$ 1,227	$ 16,269
	1/1 - 8/31/2016	8	$ 2,944	$ 1,800	$ 1,144
Craig W. Kliethermes	9/1 - 12/31/2018	0	N/A	N/A	N/A	N/A
	1/1 - 8/31/2018	0	N/A	N/A	N/A	N/A
	2017	0	N/A	N/A	N/A	N/A
	9/1 - 12/31/2016	0	N/A	N/A	N/A	$ 1,716
	1/1 - 8/31/2016	1.5	$ 2,944	$ 1,800	$ 1,144

(5)

In 1996, when the Company acquired an equity ownership interest in Maui Jim, Inc. (“Maui Jim”) Mr. Michael was elected to the Board of Directors of Maui Jim, a position he continues to hold. Mr. Michael was paid an initial board of director retainer in the form of 20,000 non-qualified options to purchase shares of Maui Jim stock and was paid a director fee of $1,500 for each of the nine Maui Jim board meetings held from December 1996 through February 2002. Mr. Michael elected to be paid his entire Maui Jim director fees in the form of non-qualified options to purchase shares of Maui Jim stock valued pursuant to an annual appraisal, which election was available to members of the Maui Jim Board of Directors who were not Maui Jim employees. After February 2002, no further director fees were paid to Mr. Michael for his service as a director of Maui Jim. Mr. Michael exercised all of his options to purchase 67,878 Maui Jim shares in 2003. Mr. Michael paid cash for such shares and incurred an income tax liability on the gain at the time of exercise. Mr. Michael received a dividend of $50,909 in 2018 and $50,908 in 2016 on his shares of Maui Jim stock. No dividend was paid by Maui Jim in 2017. The amounts reflected in column (i) do not include dividends paid to Mr. Michael on the Maui Jim stock in 2018 and 2016.

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Grants of Plan-Based Awards

The following table sets forth information about estimated possible payouts under non-equity incentive plan awards, which consist of potential payouts under the long-term component of the MVP Program for Messrs. Michael, Kliethermes, Brown and Ms. Klobnak and under the MIP for Mr. Fick. The table also shows information regarding grants of stock options made to the named executive officers under the LTIPs.

						All Other	Exercise
						Option Awards:	or Base	Grant Date
			Estimated Possible Payouts Under			Number of	Price of	Fair Value
		Grant	Non-Equity Incentive Plan Awards			Securities	Option	of Stock
		Approval				Underlying	Awards	and Option
Name	Grant Date	Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Options (#)(4)	($/Sh)	Awards($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Jonathan E. Michael	02/01/18	02/01/18				15,000	64.42	137,400
	05/03/18	05/03/18				13,750	63.14	141,763
	08/01/18	08/01/18				13,750	75.59	178,338
	11/01/18	11/01/18				13,750	72.75	171,600
		N/A	—	2,683,400	7,500,000
Craig W. Kliethermes	05/03/18	05/03/18				40,000	63.14	412,400
		N/A	—	1,459,006	7,500,000
Thomas L. Brown	05/03/18	05/03/18				30,000	63.14	309,300
		N/A	—	948,247	7,500,000
Jennifer L. Klobnak	05/03/18	05/03/18				20,000	63.14	206,200
		N/A	—	430,924	7,500,000
Jeffrey D. Fick	05/03/18	05/03/18				15,000	63.14	154,650
		N/A	—	198,000	297,000

(1)

The MVP Program applicable to Messrs. Michael, Kliethermes, Brown and Ms. Klobnak discussed in further detail on pages 37-38, does not provide for a minimum threshold award level. Mr. Fick participates in the MIP and the amounts shown in column (c) represent the minimum award under the MIP, discussed in further detail on pages 40-41, which is equal to zero if personal objectives and financial goals are not met.

(2)

The MVP Program applicable to Messrs. Michael, Kliethermes, Brown and Ms. Klobnak does not provide for a target award. The amounts shown in column (d) are their respective 2017 MVP Program payouts for 2017 performance, which are shown as representative amounts for a target MVP Program award for 2018. For Mr. Fick, the amount in column (d) represents his target award under MIP which is equal to 60 percent of his annual base salary rate at year-end.

(3)

The amounts shown in column (e) for Messrs. Michael, Kliethermes, Brown and Ms. Klobnak reflect the maximum incentive award permitted under the RLI Corp. Annual Incentive Compensation Plan approved by shareholders in 2016 and amended in 2018, which governs the MVP Program.  For Mr. Fick, the amount shown under column (e) represents his maximum award under MIP which is equal to 90 percent of his annual base salary at year-end.

(4)

Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20 percent increments. Options expire on the eighth anniversary of the grant date. The 2018 grants were granted pursuant to the 2015 LTIP. The stock option grants vest upon the death or the termination of employment of a stock option recipient due to disability or Retirement. Retirement is defined as termination of employment of an employee with combined age and years of service of 75 or greater. Under FASB ASC Topic 718, option awards to recipients who are current employees, but who qualify for retirement upon departure from the Company, must be expensed at the time of grant, rather than over the five-year vesting period. Because Mr. Michael’s age and years of service exceeded 75 in 2006, the ERC decided to grant option awards to Mr. Michael beginning in 2006 on a quarterly basis to avoid a disproportionate expense in the quarter of grant if the option award was made in a single annual grant.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information with respect to the named executive officers regarding the outstanding stock option awards as of December 31, 2018. The number of options and exercise price reflect the two-for-one stock split effective January 15, 2014.

	Option Awards
	Number of	Number of	Equity Incentive Plan Awards:
	Securities Underlying	Securities Underlying	Number of Securities		Option
	Unexercised Options (#)	Unexercised Options (#)	Underlying Unexercised	Option	Expiration
Name	Exercisable(1)	Unexercisable(1)	Unearned Options (#)	Exercise Price(2)	Date
(a)	(b)	(c)	(d)	(e)	(f)
Jonathan E. Michael	4,000	0		40.55	11/01/21
	0	4,000		35.43	02/03/22
	0	3,000		38.21	05/01/22
	0	3,000		38.15	08/01/22
	12,000	3,000		44.26	11/03/22
	9,000	6,000		46.82	02/02/23
	6,000	4,000		47.61	05/07/23
	6,000	4,000		54.14	08/03/23
	6,000	4,000		59.04	11/02/23
	4,000	6,000		61.27	02/01/24
	3,500	5,250		64.09	05/05/24
	3,500	5,250		68.66	08/01/24
	3,500	5,250		54.81	11/01/24
	1,750	7,000		59.77	02/01/25
	3,000	12,000		56.71	05/04/25
	3,000	12,000		58.01	08/01/25
	3,000	12,000		58.73	11/01/25
	0	15,000		64.42	02/01/26
	0	13,750		63.14	05/03/26
	0	13,750		75.59	08/01/26
	0	13,750		72.75	11/01/26

Craig W. Kliethermes	0	7,600		38.21	05/01/22
	0	16,000		47.61	05/07/23
	12,000	18,000		64.09	05/05/24
	8,400	33,600		56.71	05/04/25
	0	40,000		63.14	05/03/26

Thomas L. Brown	0	6,000		38.21	05/01/22
	0	12,000		47.61	05/07/23
	9,200	13,800		64.09	05/05/24
	6,400	25,600		56.71	05/04/25
	0	30,000		63.14	05/03/26

Jennifer L. Klobnak	6,000	3,000		38.21	05/01/22
	9,000	6,000		47.61	05/07/23
	4,400	6,600		64.09	05/05/24
	4,400	17,600		56.71	05/04/25
	0	20,000		63.14	05/03/26

Jeffrey D. Fick	0	2,700		38.21	05/01/22
	0	5,400		47.61	05/07/23
	4,000	6,000		64.09	05/05/24
	3,600	14,400		56.71	05/04/25
	0	15,000		63.14	05/03/26

(1)

These grants are included in column (f) of the Summary Compensation Table on page 49 and do not constitute additional compensation from what is reported there. Options vest 20 percent per year over five years and expire on the eighth anniversary of the grant date.

(2)

Option exercise price reflected in the table above is adjusted to reflect a reduction in the exercise price equal to the $1.50 special dividend paid December 20, 2013, $3.00 special dividend paid December 22, 2014, and $2.00 special dividend paid on December 22, 2015 to prevent dilution to stock option holders. The adjustments described above are adjusted to reflect the two-for-one stock split that occurred on January 15, 2014.

RLI Corp. 2019 Proxy Statement    |    53

 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the named executive officers regarding the exercise of options during the last fiscal year (2018). Value realized on exercise is the excess of the fair market value of the underlying stock on the exercise date over the exercise price under the option.

	Option Awards
	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)
(a)	(b)	(c)
Jonathan E. Michael	74,000	3,147,680
Craig W. Kliethermes	31,600	1,107,348
Thomas L. Brown	50,000	1,675,760
Jennifer L. Klobnak	7,080	358,810
Jeffrey D. Fick	24,300	975,312

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information on the non-qualified deferred compensation for the named executive officers in 2018. The Company does not make contributions to the deferred compensation plan.

	Executive Contributions	Aggregate Earnings	Aggregate Balance
	in Last FY	in Last FY	at Last FYE
Name	($)(1)	($)(2)(3)(4)	($)
(a)	(b)	(c)	(d)
Jonathan E. Michael	0	1,870,246	12,949,577
Craig W. Kliethermes	0	192,151	1,330,509
Thomas L. Brown	0	72,918	505,021
Jennifer L. Klobnak	0	0	0
Jeffrey D. Fick	0	0	0
(1)	Contributions shown are in respect to income deferred in 2017, but not contributed until 2018.

(2)

The amounts shown in column (c) for Mr. Michael reflect the dividends paid on, and change in the value of, Company shares held in his accounts under the Deferred Plan, which is described in further detail on page 45, and the Key Plan, which is described in further detail on page 45. Dividends paid on shares held with respect to the Deferred Plan and Key Plan are also deferred and are used to purchase additional shares held with respect to those plans. Mr. Michael did not participate in the Deferred Plan in 2016,  2017, or 2018, and no contributions were made on his behalf under the Key Plan in 2016,  2017, or 2018. The amounts shown in column (c) were not included in amounts shown in the Summary Compensation Table for 2016,  2017, or 2018 for Mr. Michael. Amounts deferred by Mr. Michael in previous years and contributions on his behalf under the Key Plan in previous years were included in the Summary Compensation Table in the year of such deferrals or contributions.

(3)

The amounts shown for Messrs. Kliethermes and Brown in column (c) reflect the dividends paid on, and change in the value of, the Company shares held in their respective accounts under the Deferred Plan, which is described in further detail on page 45. Dividends paid on shares held in the Deferred Plan are also deferred and are used to purchase additional shares held in the Plan. Mr. Brown deferred income under the Deferred Plan in 2014. Mr. Kliethermes deferred income under the Deferred Plan in 2015. The amounts shown in column (c) were not included in amounts shown in the Summary Compensation Table for 2016,  2017, or 2018 for Messrs. Kliethermes and Brown. Amounts deferred in previous years were included in the Summary Compensation Table in the year of such deferrals.

(4)	Ms. Klobnak and Mr. Fick have not participated in the Deferred Plan in any prior years.

54    |    RLI Corp. 2019 Proxy Statement

RATIO OF CEO TO MEDIAN EMPLOYEE TOTAL COMPENSATION

As a result of the recently adopted rules under the Dodd-Frank Act, beginning with our 2018 Proxy Statement, the SEC requires disclosure of the CEO to median employee ratio of total compensation.

We determined the median employee for purposes of this disclosure by generating a report from our payroll system reflecting either the base salary, or wages and overtime, as appropriate, for the calendar year 2017 for every full-time, part-time, seasonal, and temporary employee (other than Mr. Michael), annualizing that amount for any full-time or part-time employee who had worked for less than a full year.  Because there were no changes to employee compensation arrangements (base salary, incentive programs, or retirement programs) in 2018 the same median employee identified in 2017 was used for purposes of calculating the pay ratio for 2018.

The median employee is an underwriter for the Company and is paid an annual salary, participated in the Company’s Underwriter Incentive Program, and participated in the Company’s retirement plans (401k and Employee Stock Ownership Plan.)  The median employee and Mr. Michael receive the same percentage contributions of their respective base salaries to the retirement plans, except that the salary on which Mr. Michael’s contribution is based is capped pursuant to the IRS regulation at $275,000.  We calculated the median employee’s total compensation for 2018 in the same manner used to calculate Mr. Michael’s total compensation as reflected in the Summary Compensation Table at page 49.   For the median employee, we included base salary, annual incentive payout, and retirement contributions to the employee’s accounts under the Company’s retirement plans.  Amounts reflected in Mr. Michael’s total compensation in the form of long-term incentive awards and limited perquisites did not apply to the median employee.

Ratio of CEO to Median Employee Total Compensation
Median Employee 2018 Total Compensation	$110,545
Jonathan E. Michael 2018 Total Compensation	$3,212,994
Ratio of CEO to Median Employee Compensation	29:1

SAFEGUARDS AGAINST UNNECESSARY OR EXCESSIVE RISK

Management of the Company, including leaders in legal and human resources, undertook analysis of the Company’s compensation structure considering the Company’s compensation policies and practices with respect to the named executive officers, as well as the other employees of the Company, to determine whether incentives arising from compensation policies or practices relating to any of the Company’s employees would be reasonably likely to have a material adverse effect on the Company. This analysis was reviewed and discussed by the ERC and Strategy Committee in their joint meeting in 2018. Based on the analysis and discussions, the ERC and management concluded that the Company’s compensation policies and practices do not create risks reasonably likely to have a material adverse effect on the Company, and again confirmed that the mix of compensation types and time frames tend to align risk-taking with appropriate medium and long-term rewards for the Company.

The following is a discussion of how the Company’s compensation policies and practices for its employees will affect risk management practices and risk-taking incentives. The Company is in the business of insurance and therefore takes on the risk of others in return for appropriate premiums. The Company is therefore particularly sensitive to matching the annual incentives it pays to its employees with the long-term risk and value created by the insurance business it writes. The following discussion is broken into four areas: (1) Senior Management Compensation; (2) Underwriting Compensation; (3) Investment Practices; and (4) Employee and Executive Equity Ownership.

RLI Corp. 2019 Proxy Statement    |    55

SENIOR MANAGEMENT COMPENSATION

The Company’s CEO, COO, CFO and Sr. Vice President, Operations participate in the MVP Program, an incentive program described in further detail on pages 37-38. The MVP Program balances risk and opportunity by incorporating a risk-based cost of capital target. The MVP Program contains three features which adjust, for longer-term considerations, the annual measure of shareholder value creation used to determine incentive awards.

The first is a banking feature that deposits the financial component of MVP-based incentive awards (which may be positive or negative) into a “bonus bank,” paying out 33 percent of the bonus bank’s balance annually. A bonus bank balance is at risk based on future performance — future positive MVP will increase the bonus bank and payouts, while negative MVP will decrease the bank and payouts. By exposing the bonus bank balance to future performance, the MVP Program provides an incentive to sustain long-term shareholder value creation.

The second is a peer company adjustment factor applicable to the financial component of an MVP Program award that rates the relative performance of the Company to that of its peer group with respect to growth in book value over a five-year period.

The third is Board discretion to reduce awards resulting from excessively risky actions by management, or for other subjective or objective criteria. Additionally, the MVP Program includes a Board approval mechanism, which requires the prior approval of the independent directors of the Board of the financial portion of any annual award (positive or negative) contributed to a MVP bonus bank that exceeds 300 percent of a participant’s base salary. This Board approval limit gives the Board the ability to reduce an award if the Board determines that MVP did not correspondingly increase shareholder value.

The ERC believes that the risk-based cost of capital target, long-term banking feature, peer company adjustment factor for five-year growth in book value and Board discretion to reduce incentive awards significantly reduce the likelihood that senior management will take high-risk actions solely to improve short-term financial results to the detriment of long-term performance.

UNDERWRITING COMPENSATION

Underwriters are paid annual incentives under one of two annual incentive programs, the Underwriter Profit Program (“UPP”) or the Underwriter Incentive Plan (“UIP”). Participants in UPP, product group executives with oversight responsibility for respective product group underwriting, earn an annual incentive equal to a percentage of underwriting profit created. All other underwriters at the Company participate in UIP. UIP provides incentives based on specific performance factors such as individual and product group loss ratio, underwriting profit, combined ratio, Gross Premiums Written, and new business generation.

To calculate underwriting profit for purposes of UPP and UIP, actual and estimated losses are subtracted from net premiums to ensure that the annual incentives based on underwriting profit reflect losses that occur over several years. For most products, actual and estimated losses are measured over a four to eight-year period. Over that four to eight-year period, only a partial incentive award is paid each year until all losses develop and a final underwriting profit figure can be determined for the applicable underwriting year. For earthquake insurance, modeled expected losses are used to calculate underwriting profit for incentive purposes since losses are typically experienced over a significantly longer period of time. The ERC believes that by subjecting premiums to risk of actual and estimated losses, the Company’s underwriting incentive plans, UPP and UIP, ensure that the income and risk to the Company from underwriting results are closely aligned with the incentives paid to underwriters. In this manner, UPP and UIP are designed to ensure that underwriters are not given an incentive to produce short-term underwriting results without regard to the long-term income and risk consequences of their underwriting.

56    |    RLI Corp. 2019 Proxy Statement

INVESTMENT PRACTICES

The ERC believes that the following controls protect the Company against the Company taking excessive and unnecessary risk to maximize short-term investment results:

•	The Company's investment portfolio is managed pursuant to the oversight of the Finance and Investment Committee of the Board;

•	The Finance and Investment Committee has established an Investment Policy Statement setting forth detailed investment objectives, benchmarks, constraints and operating policies for the portfolio;

•	All security transactions are confirmed by three Company officers; and

•	All investment actions must comply with state insurance regulatory provisions related to the investments in the portfolio.

EMPLOYEE AND EXECUTIVE EQUITY OWNERSHIP

Finally, the Company has a long-standing employee ownership culture, reflected by its ESOP implemented in 1975. The ownership culture creates strong alignment between the interests of employees and shareholders to foster a long-term shareholder value creation perspective. To further support the employee ownership culture, the ERC has designed the executive compensation program to provide equity-based long-term incentives and has implemented a stock ownership guideline requiring significant levels of stock ownership for key executives, described in detail at page 48. The ERC believes that significant stock holdings by employees and executives provide a strong incentive to grow long-term shareholder value and to avoid actions that increase short-term results in a manner that prevents excessive and unnecessary risk to long-term results.

BOARD’S ROLE IN RISK OVERSIGHT

The Board’s risk oversight is accomplished both at the full Board level and through its committee structure. The full Board discusses and considers risk management issues at each of its meetings. The Board will adjust its practices with respect to risk management oversight when it determines it needs to do so and will involve itself in particular areas or business circumstances where its proper exercise of oversight demands it. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts.

The individual Committee responsibilities with respect to risk oversight are included in their respective Charters.  The Audit Committee has sole authority to retain and compensate outside auditors and reviews and monitors catastrophe management, reserving, reinsurance, regulatory environment, cybersecurity, vendors, and business continuity, among other things. The Company’s Vice President, Internal Audit reports jointly to Mr. Michael, administratively, and to the Audit Committee, functionally, to ensure an open and effective line of communication with respect to Company risk oversight. In 2018, the Audit Committee and Strategy Committee met to discuss monitoring and safeguards against unnecessary or excessive risk that could arise from the Company’s business practices in the areas over which the Audit Committee provides oversight. The Finance and Investment Committee oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes the oversight of investment performance, investment risk exposure, and the Company’s capital structure, among other activities. In 2018, the Finance and Investment Committee and Strategy Committee met to discuss monitoring and safeguards against unnecessary or excessive risk that could arise from the Company’s financing and investment activities in the areas over which the Finance and Investment Committee provides

RLI Corp. 2019 Proxy Statement    |    57

oversight. As discussed in more detail under “Safeguards Against Unnecessary or Excessive Risk,” the ERC monitors and oversees executive compensation and incentive programs and associated goals, and, together with the Board, ascertains that such programs do not create the likelihood that employees will take unnecessary and excessive risks to maximize short-term gains to the detriment of long-term performance. The ERC and Strategy Committees met in 2018 to discuss safeguards against unnecessary and excessive risk related to executive compensation, talent, employee benefits, succession, and culture. The Nominating/Corporate Governance Committee provides oversight of the Company enterprise risk management in areas including, but not limited to corporate governance, regulatory, legislative and related matters, in coordination with other Board committees as appropriate. The Strategy Committee is responsible to the Board for oversight of the Company’s corporate strategy and corporate growth/development, and overall enterprise risk management and associated risks, including underwriting risk, information technology risk, growth risk, and insurance market risk. Each of the Board committees works within their area of responsibility and coordinates with other committees, the full Board and executive management in risk management at the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2018, regarding Common Stock that may be issued under the Company’s equity compensation plans, including the Director Deferred Plan, the Deferred Plan, the 2010 LTIP, and the 2015 LTIP. As of December 31, 2018, the Company had 44,504,043 shares of Common Stock outstanding. Information is included for both equity compensation plans approved and not approved by the Company’s shareholders.

Number of securities
	Number of securities		remaining available for
	to be issued upon exercise	Weighted-average exercise	future issuance under equity
	of outstanding options,	price of outstanding options	compensation plans (excluding
Plan Category	warrants and rights	warrants and rights	securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans
approved by shareholders (1)	2,004,076 (2)	$54.24 (3)	2,115,936 (4)

Equity compensation plans not
approved by shareholders (5)	—	—	(6)

Total	2,004,076	$54.24	2,115,936
(1)	Consists of the 2010 LTIP and the 2015 LTIP.

(2)

Includes 386,155 options to purchase shares exercisable under the 2010 LTIP, 1,578,725 options to purchase shares exercisable under the 2015 LTIP and 39,196 restricted share units (“RSU”) which will be issued upon vesting in May 2019 through May 2021 under the 2015 LTIP.

(3)	Only applies to outstanding options, as RSU’s don’t have exercise prices.

(4)

Shares available for future issuance under the 2015 LTIP. Pursuant to the terms of the 2015 LTIP and for purposes of calculating the number of securities remaining available for future issuance under equity compensation plans, each RSU is a Full Value Award and therefore is counted as 2.5 shares.

(5)	Consists of the Director Deferred Plan and the Deferred Plan.

(6)

No specific number of shares of the Company’s Common Stock are reserved for future issuance under these plans. Under the Company’s Director Deferred Plan and Deferred Plan, executive officers and directors may elect to defer compensation otherwise payable to them. Under the Director Deferred Plan and Deferred Plan, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares of Common Stock as are equal to the compensation earned and deferred.

58    |    RLI Corp. 2019 Proxy Statement

SHAREHOLDER PROPOSALS

To be included in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company November 22, 2019, and otherwise comply with all applicable federal securities laws. Proposals should be directed to the attention of the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615.

The Company’s Bylaws provide notice, information and procedural requirements for shareholder nominations of candidates to the Company’s Board and for shareholder proposals at shareholder meetings. These provisions do not affect the rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Pursuant to our Bylaws, in order for a shareholder to nominate a Board candidate at Company shareholder meetings, such nomination must be submitted in writing to the Company not less than 90 days prior, nor more than 120 days prior, to the one-year anniversary of the preceding year’s annual shareholder meeting or 10 days after public disclosure of any special meeting of shareholders. As more thoroughly stated in our Bylaws, the notice must provide information regarding  the proposed Board nominee(s),  the person making the nomination (proponent),  share ownership by the nominee(s) and the proponent, arrangements between the proponent and the nominee(s),  arrangements relating to the Company’s stock, and the Nominee Information as defined in the Company’s Bylaws, among other things. The proponent must also make certain representations, including updating the information provided in the notice and other matters.

Proposals and business desired to be brought by shareholders at Company shareholder meetings (other than director nominations) must be submitted in writing to the Company not less than 90 days prior, nor more than 120 days prior to the one-year anniversary of the preceding year’s annual shareholder meeting or 10 days after public disclosure of any special meeting of shareholders. As more thoroughly stated in our Bylaws, the notice must provide information regarding the nature of the proposed business, the shareholder and its Company stock ownership, certain relationships and arrangements involving the shareholder and other parties, and certain arrangements involving the shareholder and the Company’s stock, among other things. The shareholder must also make certain representations, including updating the information provided in the notice and other matters.

Therefore, in order for a shareholder to nominate a candidate for director or raise another matter at the 2020 Annual Meeting of Shareholders, the Company must have received proper notice of the nomination or the other matter no earlier than the close of business on January 3, 2020, nor any later than February 3, 2020.

These descriptions are summaries only, and for the complete provisions, shareholders should refer to the Company’s Bylaws, which were filed with the SEC on Form 8-K on May 8, 2018.

RLI Corp. 2019 Proxy Statement    |    59

OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the Annual Meeting, you are requested to submit your proxy in one of the manners described on page 5.

By Order of the Board of Directors

Jeffrey D. Fick
Sr. Vice President, Chief Legal Officer

Peoria, Illinois

March 21, 2019

INVESTOR INFORMATION

ANNUAL SHAREHOLDERS MEETING

The 2019 Annual Meeting of Shareholders will be held at 2 p.m., CDT, on May 2, 2019, at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois 61614.

INTERNET VOTING

As a convenience, you may submit your proxies via the Internet at http://www.proxyvote.com. Instructions are in your E-Proxy Notice or in the proxy card that you receive. Registered shareholders may sign up to access the Company’s Annual Report to Shareholders and Proxy Statement over the Internet in the future by following the instructions provided when submitting your proxy by telephone or over the Internet or provided in the E-Proxy Notice. Beneficial owners may contact the brokers, banks or other holders of record of their stock to find out whether electronic delivery is available.

SHAREHOLDER INQUIRIES

Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information or address corrections should contact the Company’s transfer agent and registrar:

EQ Shareholder Services
P.O. Box 64854
St. Paul, MN 55164-0854
Phone: 800-468-9716 or 651-450-4064
Fax: 651-450-4033
www.shareowneronline.com

60    |    RLI Corp. 2019 Proxy Statement

DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

If you wish to sign up for the Company’s Direct Stock Purchase and Dividend Reinvestment Plan, or to have your dividends deposited directly into your checking, savings or money market accounts, send your request to the transfer agent and registrar, as noted on the previous page.

REQUESTS FOR ADDITIONAL INFORMATION

Electronic versions of the following documents are available on our website: 2018 Annual Report to Shareholders, which contains our 2018 Form 10-K Annual Report, and 2019 Proxy Statement. Printed copies of these documents are available without charge to any shareholder. To be placed on a mailing list to receive shareholder materials, please contact our corporate headquarters.

MULTIPLE SHAREHOLDERS HAVING THE SAME ADDRESS

If you and other residents at your mailing address own shares of common stock “in street name,” your broker or bank may have sent you a notice that your household will receive only one copy of our 2019 Proxy Statement, 2018 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you reside at the same address as another shareholder of the Company and wish to receive a separate copy of the applicable materials, you may do so by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. This revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement, 2018 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials, or if you wish to receive individual copies of our Proxy Statement, Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials for future meetings, we will send a copy to you promptly upon your written or oral request. Please contact our Vice President, Corporate Secretary Jean Stephenson at 309-689-3897, at jean.stephenson@rlicorp.com or at 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Shareholders who share the same address and currently receive multiple copies of the Proxy Statement, 2018 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials, who wish to receive only one copy in the future may contact their bank, broker or other holder of record, or our Vice President, Corporate Secretary Jean Stephenson at the contact information listed above.

CONTACTING RLI

For investor relations requests and management’s perspective on specific issues, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com.

RLI ON THE WEB

Our corporate website is www.rlicorp.com (Information on the website is not incorporated by reference into this Proxy Statement.)

RLI Corp. 2019 Proxy Statement    |    61

© 2019 RLI CORP. 9025 N. LINDBERGH DRIVE PEORIA, IL 61615-1431 P: 309.692.1000 | RLICOR P.COM

–

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 2, 2019. RLI CORP. You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E57545-P19154 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:March 4, 2019 Date: May 2, 2019Time: 2:00 PM Location: Mt. Hawley Country Club 7724 North Knoxville Avenue Peoria, IL 61614

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E57546-P19154 Vote In Person: Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTANNUAL REPORT How to View Online: following page) and visit: www.proxyvote .com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 18, 2019 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Michael E. Angelina 03) John T. Baily 04) Calvin G. Butler, Jr. 05) David B. Duclos 06) Susan S. Fleming 07) Jordan W. Graham 08) Jonathan E. Michael 09) Robert P. Restrepo, Jr. 10) Debbie S. Roberts 11) James J. Scanlan 12) Michael J. Stone The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Advisory vote on executive compensation (the "Say-on-Pay" vote). 3. Ratify the selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Proxies the ability to vote in their discretion upon other matters as may properly come before the meeting. E57547-P19154 Voting Items

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Michael E. Angelina 03) John T. Baily 04) Calvin G. Butler, Jr. 05) David B. Duclos 06) Susan S. Fleming 07) Jordan W. Graham 08) Jonathan E. Michael 09) Robert P. Restrepo, Jr. 10) Debbie S. Roberts 11) James J. Scanlan 12) Michael J. Stone The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Advisory vote on executive compensation (the "Say-on-Pay" vote). 3. Ratify the selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Trustee the ability to vote in its discretion upon other matters as may properly come before the meeting. E57548-P19154 Voting Items

E57549-P19154

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E57532-P19154 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. RLI CORP. The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Michael E. Angelina 03) John T. Baily 04) Calvin G. Butler, Jr. 05) David B. Duclos 06) Susan S. Fleming 07) Jordan W. Graham 08) Jonathan E. Michael 09) Robert P. Restrepo, Jr. 10) Debbie S. Roberts 11) James J. Scanlan 12) Michael J. Stone For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! ! ! ! 2. Advisory vote on executive compensation (the "Say-on-Pay" vote). 3. Ratify the selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Proxies the ability to vote in their discretion upon other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & Notice and Proxy Statement are available at www.proxyvote.com. E57533-P19154 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RLI CORP. The undersigned hereby appoints Michael E. Angelina and Jordan W. Graham, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either one of them, to represent and to vote, as indicated on the other side of this form or as indicated by phone or Internet, the shares of Common Stock of RLI Corp. held of record by the undersigned on March 4, 2019 at the RLI Corp. Annual Meeting of Shareholders to be held on May 2, 2019 or any adjournments thereof. If no vote is provided, the Proxies shall vote (a) for each of the director nominees listed on the reverse side of this form, and (b) for Proposals 2 and 3, and in their discretion, upon such other business as may properly come before the meeting. (Continued and to be signed and dated on the reverse side.)

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time, April 29, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time, April 29, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E57534-P19154 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. RLI CORP. The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) Kaj Ahlmann 02) Michael E. Angelina 03) John T. Baily 04) Calvin G. Butler, Jr. 05) David B. Duclos 06) Susan S. Fleming 07) Jordan W. Graham 08) Jonathan E. Michael 09) Robert P. Restrepo, Jr. 10) Debbie S. Roberts 11) James J. Scanlan 12) Michael J. Stone For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! ! ! ! 2. Advisory vote on executive compensation (the "Say-on-Pay" vote). 3. Ratify the selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm. NOTE: This proxy also grants the Trustee the ability to vote in its discretion upon other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & Notice and Proxy Statement are available at www.proxyvote.com. E57535-P19154 Confidential Voting Instructions THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEE OF THE RLI CORP. EMPLOYEE STOCK OWNERSHIP PLAN By signing on the reverse side or by voting by phone or Internet, you direct the Trustee of the RLI Corp. Employee Stock Ownership Plan (ESOP) to vote (in person or by proxy), as provided, the number of shares of RLI Corp. Common Stock credited to this account as of March 4, 2019 under the RLI Corp. ESOP, at the RLI Corp. Annual Meeting of Shareholders to be held on May 2, 2019 or any adjournments thereof. If no vote is provided, the Trustee shall vote (a) for each of the director nominees listed and (b) for Proposals 2 and 3, all on a pro rata basis with all shares of Common Stock held in the RLI Corp. ESOP (based upon the vote of all other participants who provide voting instructions), and, in its discretion, upon such other business as may properly come before the meeting. These confidential voting instructions will be seen only by our tabulator, Broadridge Financial Solutions. (Continued and to be signed and dated on the reverse side.)